UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Customers Bancorp, Inc.
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CUSTOMERS BANCORP, INC.
701 Reading Avenue
West Reading, Pennsylvania 19611
(610) 933-2000
April 13, 2021

Letter From Our Chairman and Chief Executive Officer

Dear Fellow Shareholders:

You are invited to attend the 2021 Annual Meeting of Shareholders (“Annual Meeting”) of Customers Bancorp, Inc. (“Customers Bancorp”, “Customers”, “Company”, “we” or “our”) to be held Wednesday, May 26, 2021 beginning at 9:00 a.m., EDT. Due to the continuing impact of the coronavirus (COVID-19), similar to last year, we will hold a virtual Annual Meeting, which will allow shareholders to attend the Annual Meeting through a live webcast on the Internet and participate in substantially the same way as if attending the meeting in person.

Further information about the Annual Meeting, the various matters on which the shareholders will vote, and how to register for, attend and participate in the Annual Meeting is included in the Notice of Annual Meeting and the Proxy Statement which follow this letter. We encourage you to read Customers' 2020 Annual Report on Form 10-K, which can be located at https://www.envisionreports.com/CUBI (please copy and paste the link into your browser).

2020 Performance - Stronger Technology Focused Bank with a "Purpose Driven" Mission
At Customers Bank, we are a "Purpose Driven" bank. We believe our mission is to support economic and job growth while creating competitive returns for our shareholders. Our mission calls for achieving this by putting our people, our customers and the community we serve, sustainability and good governance first.
We reported record earnings in 2020 while helping save or create over 1 million American jobs, distributing PPP funds to over 100,000 American businesses. Our earnings grew 83% during this year, driven by expansion of NIM, expansion in our core net interest margin, all while maintaining a strong risk management process. We achieved these results while maintaining superior asset quality during the pandemic and significantly improving the quality of our funding mix. In early January, as promised, we successfully completed the divestiture of BankMobile, and were pleased to provide a special distribution of BM Technologies, Inc. (BMTX) stock to our shareholders. This record performance is reflected in the increase of Customers Bancorp, Inc.'s share price.
Continuing to Put Our Team Members, Our Customers, The Environment, Sustainability and Good Governance First
Like you, we remain focused on COVID-19 and its continuing impact on our families, team members, customers and company. As our country moves through phases of vaccine distribution, we are finally beginning to see the light at the end of the tunnel of this horrific pandemic. Like countless businesses around the country, Customers had to quickly and nimbly adapt to a new normal, and to be innovative in the face of new challenges. We have been very impressed by the dedication and resilience of our more than 800 team members. But few things in life have inspired me as much as watching our team members rise to the challenges now facing our families, communities and customers we serve.
Over 85% of our team members continue to work remotely without losing productivity. Our operations and services have continued unimpeded as a result of strategies, support and additional benefits to facilitate both flexibility and business continuity. We salute our team members who are are well equipped to serve you, our customers and partners, without
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interruption or disruption. We continue to deliver all the products and services expected from a bank of our size and experience. Our financial centers remain open and we are communicating with our customers by phone, video conference, email and text and our customers continue to have access to our strong digital capabilities. We haven't missed a step in day-to-day execution and remain fully committed to ensuring that we continue to deliver the best customer experience possible.

We understand these are challenging times for many businesses across our communities, and we are proud to be able to stand with and in support of our communities during this unprecedented time. Supporting society, people and the communities we serve is fundamental to our long-term success. Throughout the global COVID-19 pandemic, our efforts were unwavering. Not only did Customers Bank continue and sustain its Community Reinvestment Act investments and charitable contributions, but we made significant emergency contributions to combat food insecurity, loss of educational opportunity, and homelessness. And, we contributed to the purchase of personal protective equipment to front-line medical personnel. As a national SBA/government guaranteed lending leader, Customers Bank expanded well beyond its geographic footprint over the last several months originating over 200,000 Paycheck Protection Program (PPP) loans nationwide helping to save or create over 1 million jobs across America. While doing all of this, we recognized the pain felt in our minority communities and within our own team. I joined CEO Action for Diversity & Inclusion™ the largest CEO-driven business commitment to advance diversity and inclusion in the workplace and will champion the organization’s principles. The Bank’s EDIFY (Equity Diversity & Inclusion For You) team held a company-wide “family meeting” to listen to the thoughts and feelings of our team members as the nation came to grips with its racial divide. We will continue to be a positive force in the communities in which we do business – especially Boston; Chicago; New York City; Philadelphia; Providence; and Washington, DC and we will not sanction or abide intolerance and injustice through our actions or our inactions. We stand together for change.

As the world continues to fight the COVID-19 pandemic, we remain steadfast in our support of our customers, partners and the communities in which we live and work. In 2020, Customers made a substantial focus on ESG, taking steps to positively impact the environment we and our customers operate in, our material efforts in supporting sustainability and continued emphasis on revising and improving governance practices at all levels. You can view our enhanced 2020 ESG Report at: https://www.customersbank.com/investor-relations/ESG/ (please copy and paste the link into your browser).

Looking Ahead - Focusing on Continuing Challenges from COVID-19 and Goal of $4.00+ in Operating EPS in 2021 and Operating EPS of about $6.00 for 2026
Looking to 2021, we remain hyper-focused on the continuing impact of COVID-19, our team members and their families, our customers and our communities. The Board of Directors and management have leveraged the Company's digital-first approach to banking towards supporting our customers and communities while maintaining strong liquidity and capital positions at the Bank. In connection with the Company's PPP initiatives, Customers has built a platform that integrates loan origination, funding, servicing and forgiveness – a dynamic end-to-end system available to individual commercial clients nationwide, and other lenders. Best of all, the platform incorporates the expertise and personal attention of career bankers as needed. We believe it would be prudent to have a strong balance sheet during this challenging period and are very confident we will come out stronger when our nation and other economies around the world declare victory in the fight to find a cure for COVID-19.
We remain focused on our goal for $4 or higher operating EPS for 2021 and about $6.00 in operating EPS by 2026. We intend to achieve this by moderately growing our balance sheet, continually focusing on superior asset quality and other areas of risk management, controlling operating costs and looking for opportunities this new environment presents to us. The longer term 2026 goal is based upon achieving about a 1.20% or higher ROA and 12% or better ROE. We believe the achievement of this long term goal can significantly enhance Customers Bancorp, Inc.'s shareholder value.
Finally, I would like to take this opportunity to thank Bhanu Choudhrie for his outstanding leadership, service, passion and hard work over the last 10 years as a member of the Board of Directors of Customers Bancorp, Inc. and Customers Bank. Bhanu Choudhrie, who served as a Class I Director, notified the Company of his resignation from the Board effective March 30, 2021. Mr. Choudhrie resigned from the Board of the Company and Customers Bank to pursue other interests. The Board of Directors and I are extremely grateful for Mr. Choudhrie's service and the positive impact he has had on the Company.
We hope you will be able to attend the meeting virtually. We encourage you to vote your shares by Internet, telephone, or complete, sign and return a proxy card prior to the Annual Meeting. This will ensure that your shares are represented at the Annual Meeting.  Every shareholder vote is important.  Please read the Proxy Statement carefully before voting your shares.
Thank you for your investment in, and ongoing support of, our Company.  We appreciate your confidence and will continue to work to build long term shareholder value while we live by our principles of putting our team members, our customers, the communities we serve, sustainability and good governance first.
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Sincerely,

Jay S. Sidhu Chairman and Chief Executive Officer

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CUSTOMERS BANCORP, INC.
701 Reading Avenue
West Reading, Pennsylvania 19611
(610) 933-2000
April 13, 2021

Dear Fellow Shareholders:

The Board of Directors of Customers Bancorp, Inc. ("Board") values this opportunity to share our perspectives regarding the work we undertook for our shareholders during 2020. Our objective is to guide and oversee management in the creation of long-term shareholder value through a calculated growth strategy, increased emphasis on succession planning and talent acquisition, enhanced risk oversight and a commitment to strong corporate governance and business ethics. To bolster the Company's management capabilities and to achieve sustainable growth, we supported our top management in identifying, recruiting and appointing an experienced and talented management team with a commitment to executing our vision for 2021 and beyond. To help achieve the Company's goal of $4 or higher operating EPS for 2021 and about $6.00 in operating EPS by 2026, the Board supported several strategic senior executive appointments and promotions in support of positioning the Company to continue to be a high performing growth company with a strong emphasis on risk management.

The Board also focused its efforts and attention in 2020 on the Company’s divestiture of BankMobile Technologies, Inc. (“BankMobile”), one of America’s largest digital banking platforms. In light of the high multiples assigned to fintech companies in the current environment, the decision to sell BankMobile has fully unlocked the company's intrinsic value. Further, this strategic decision should afford BankMobile greater freedom to pursue new bank partnerships and will enhance the ‘free float’ of the new company. The divestiture was successfully completed on January 4, 2021 with the Company’s sale of BankMobile to Megalith Financial Acquisition Corp, ("MFAC"). In light of the relationship between MFAC’s sponsor and certain officers and directors of Customers Bancorp, Inc., Customers formed a special committee consisting of independent directors with full access to its own independent counsel and financial advisors. The special committee reviewed the transaction and made unanimous recommendations to the Board for approval. As previously announced, the divestiture was successfully completed on January 4, 2021 with the surviving company, BM Technologies, Inc. ("BMT"), trading on the New York stock exchange under "BMTX". Upon closing of the Merger, holders of Customers common stock who held their Customers shares as of the close of business on December 18, 2020 became entitled to receive an aggregate of 4,876,387 shares of BMT's common stock, representing approximately 41% of the outstanding common stock of BMT. We are delighted to have been able to distribute stock to our shareholders in a fast-growing fintech company that was incubated in Customers Bancorp.

We are proud of many of the Company's accomplishments in 2020 that continue to help build a stronger foundation for the future. Looking to 2021, we remain focused on dealing with the continuing impact on our team members and their families, our customers and our communities from the coronavirus (COVID-19) pandemic while continuing to build a stronger balance sheet to deal with continuing challenges in the economy.

Coronavirus (COVID-19)

As the Board, we remain fully committed to help the Company, our customers and team members meet the continuing challenges posed by COVID-19. As our country continues the vaccine rollout stage and implements additional measures to mitigate community transmission of COVID-19, our priority and focus remains the health and well-being of our customers, team members and their families. Serving the needs of our customers continues to be of utmost importance and in partnership with senior management we are taking decisive action to ensure that our customers have the ability to safely access all services available within our financial centers and across the Company's footprint. We will continue to devote our resources, insights and abilities to collaborate with key partners, including the Company's federal, state and local regulatory agencies, to confront and resolve the ongoing challenges posed by COVID-19. We remain confident that the Company can collectively overcome this challenge while continuing to meet the financial needs of our customers.

Diversity, Social Responsibility, and Supporting our Communities and Team Members

The Board takes its oversight of Environmental, Social, and Governance (ESG) issues seriously and acknowledges the need for increased focus in this area in light of the unprecedented events that marked 2020 and that have continued into 2021. The Board's continued focus on ESG issues is reflected in the Company's enhanced ESG Report appended to our Proxy statement. The ESG Report is also available on the Company's website. View our 2020 ESG Report at: https://www.customersbank.com/investor-relations/ESG/ (please copy and paste the link into your browser).

In a year of extraordinary circumstances, our Company rose to the challenge of supporting our team members and their families, our communities and our clients by providing outstanding customer service and responsiveness at a time when it was needed most. We are especially proud of the Company’s ongoing efforts to support America’s small businesses that were negatively impacted due to the COVID-19 public health crisis. In 2020, we provided approximately 100,000 small businesses and nonprofit organizations access to Paycheck Protection Program (“PPP”) loans and as a result was able to help save thousands of jobs in the communities we serve while improving the financial position of the Company. We continue to partner with Senior Management in providing unprecedented assistance to customers and non-customers alike affected by the COVID-19 pandemic and are positioned to be one of the top PPP lenders in 2021. In 2020, Customers' charitable contributions increased by 24% over 2019, principally supporting housing, education, and improvements in the quality of life in the communities we serve. Many of our team members and leaders are actively involved in supporting local charitable community organizations. They also serve on community and statewide boards of non-profits, service organizations, and charitable organizations. Their time, talent, and personal contributions further enhance our communities.

Finally, events in 2020 have demonstrated there are reverberations from deep within our country’s past, with investors and consumers searching for new kinds of accountability from business leaders. At Customers, diversity and inclusion have been long-standing values, and we remain firm in the values that drive our culture and our behavior as well as reflect our priorities. Customers is a proud signatory of CEO Action for Diversity and Inclusion, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace. The Board continues to partner with Senior Management to cultivate and promote a diverse, inclusive culture that champions dignity and respect, and where team members and leaders alike feel welcomed and motivated to do their best. We also recognize the need to do more to accelerate our progress – for our team members, for our customers and for the world.

Shareholder Engagement and Corporate Governance

The Nominating and Corporate Governance Committee and Compensation Committee, as well as the entire Board of Directors have taken significant actions in the last several years to actively engage with our shareholders, listen to feedback, and improve our executive compensation practices and corporate governance matters. We value our investors' input and encourage you to share your thoughts with us. You can send written correspondence addressed to Customers Bancorp, Inc. Board of Directors,
c/o Corporate Secretary, 701 Reading Avenue, West Reading, PA 19611.

Sincerely,
The Board of Directors of Customers Bancorp, Inc.

Jay S. Sidhu Chairman and Chief Executive Officer	Daniel K. Rothermel - Lead Director

Andrea Allon	T. Lawrence Way

Rick Burkey	Steven J. Zuckerman

Robert J. Buford

CUSTOMERS BANCORP, INC.

701 Reading Avenue
West Reading, Pennsylvania 19611
(610) 933-2000

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME	LOCATION
9:00 a.m. EDT	www.meetingcenter.io/251286747
May 26, 2021

ITEMS OF BUSINESS
•Electing two Class I Directors of the Company to serve a three-year term
•A proposal ratifying the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021
•A proposal approving our executive officer compensation (an advisory, non-binding "Say on Pay" resolution)
•Any other business that may properly come before our Annual Meeting
This year, due to the continuing impact of the coronavirus (COVID-19), we are again adjusting our customary practice and will not hold an in-person Annual Meeting. Instead, similar to last year we will hold a virtual Annual Meeting, which will allow our shareholders to attend the Annual Meeting through a live webcast and participate in substantially the same manner as if you were attending the meeting in person, including the ability to submit questions and vote your shares electronically. Shareholders wishing to attend the Annual Meeting should visit www.meetingcenter.io/251286747. The password for the meeting is CUBI2021. The Proxy Statement contains additional information regarding registering for and attending the Annual Meeting. The webcast will begin promptly at 9:00 a.m. and online access will be available beginning at 8:45 a.m. We encourage you to access the webcast prior to the start time.

Record Date. Customers Bancorp, Inc. shareholders as of the close of business on April 1, 2021 (the "Record Date") will be entitled to vote at our Annual Meeting and any adjournments or postponements of the meeting. As of the Record Date, there were approximately 32,238,761 shares of the Company's Voting Common Stock outstanding.

Your Vote Is Very Important. Please vote your shares promptly to ensure the presence of a quorum during the 2021 Annual Meeting. You may vote your shares via the Internet or by telephone. If you requested a paper copy of the proxy materials and received a paper copy of the Proxy Card, you may vote by mail. For specific voting instructions, please refer to the information provided in the following Proxy Statement. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting through the webcast.

By Order of the Board of Directors

Michael De Tommaso, Corporate Secretary
To be mailed on or about April 13, 2021

Important notice regarding the availability of proxy materials for the Annual Meeting of shareholders to be held on May 26, 2021: Our 2021 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at http://www.envisionreports.com/CUBI. These documents are also available on the Company's website at www.customersbank.com, by selecting "Investor Relations," and then "SEC Filings."

PROXY STATEMENT
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Internet Availability of Proxy Materials
This Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at http://www.envisionreports.com/CUBI. This website also enables shareholders to vote their proxy. These documents are also available on the Company's website at www.customersbank.com, by selecting "Investor Relations," and then "SEC Filings."

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PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement.  This summary does not contain all of the information you should consider.  We encourage you to review all of the important information contained in this Proxy Statement carefully before voting. For purposes of this Proxy Statement, any references to the "Company," "Customers," "we," "us," or "our" refer to Customers Bancorp, Inc. For purposes of this Proxy Statement, any references to the "Board of Directors" or the "Board" refer to the Board of Directors of Customers Bancorp, Inc. For purposes of this Proxy Statement, any references to the "Bank" refer to Customers Bank.

Customers Bancorp, Inc. 2021 Annual Meeting of Shareholders

Date and Time:	Wednesday, May 26, 2021
9:00 a.m., EDT

Location:	www.meetingcenter.io/251286747

HOW TO VOTE YOUR SHARES

You may vote if you were a shareholder as of the close of business on April 1, 2021 (the "Record Date" for the Annual Meeting). Each share of Voting Common Stock outstanding on the Record Date is entitled to one vote for each director nominee and one vote for the other proposals to be voted on at our Annual Meeting.

Even if you plan to attend our Annual Meeting online through the live webcast, please cast your vote as soon as possible by voting:

Online	By Mail
www.envisionreports.com/CUBI	Complete, sign, date and return your proxy card in the envelope provided if you requested a copy of the proxy materials and received a paper copy of the proxy card

By Phone	Virtual Meeting
Call the phone number located at the top of the proxy card	Attend our annual meeting via live webcast at www.meetingcenter.io/251286747

Shareholders entitled to vote at the Annual Meeting and attending the Annual Meeting through the live webcast may also vote their shares during the meeting. Instructions on how to vote during the meeting are included at: www.meetingcenter.io/251286747.

In addition, shareholders entitled to vote at the Annual Meeting who wish to change a previously submitted vote may do so by voting online during the meeting. If you experience any difficulties voting during the meeting, please visit:
https://support.vevent.com/.

NOTE THAT IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY OR HAVE ALREADY VOTED ONLINE OR BY PHONE AND DO NOT WANT TO CHANGE YOUR VOTE, YOU DO NOT NEED TO VOTE ELECTRONICALLY DURING THE VIRTUAL ANNUAL MEETING.
______________________________________________________________________________________________________

ITEMS OF BUSINESS AND BOARD VOTING RECOMMENDATION

PROPOSALS FOR YOUR VOTE	BOARD RECOMMENDATION
1. Electing Two Class I Directors	FOR each nominee

2. Ratifying the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR

3. Approving Compensation of our Named Executive Officers (an Advisory, Non-binding "Say on Pay" Resolution)	FOR
______________________________________________________________________________________________________
To review our 2021 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 on line, go to www.envisionreports.com/CUBI. These documents are also available on the Company's website at www.customersbank.com, by selecting "Investor Relations," and then "SEC Filings."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shareholders holding more than 5.0% of our Voting Common Stock as of April 1, 2021:

Name and Address of Beneficial Owner	Voting Common Stock		Percent of Class of Voting Common Stock (1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,574,621	(2)	14.19%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	2,387,679	(3)	7.41%
Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,839,167	(4)	5.70%

(1)	Based on 32,238,761 shares of Customers Bancorp, Inc. common stock outstanding as of April 1, 2021.
(2)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2021 by BlackRock, Inc.
(3)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2021 by Dimensional Fund Advisors LP.
(4)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2021 by Vanguard Group Inc.

The following table sets forth information, as of April 1, 2021, with respect to the beneficial ownership of each Director, each named executive officer, and all Directors and named executive officers as a group.

Name and Address of Beneficial Owner (2)	Voting Common Stock (1) (2) (3) (4)	Percent of Class of Voting Common Stock (2)
Directors
Andrea Allon (5)	23,118	*
Robert J. Buford	3,918	*
Rick Burkey (6)	66,206	*
Bhanu Choudhrie (7)	677,862	2.10%
Daniel K. Rothermel	88,684	*
Jay S. Sidhu (3) (4) (8)	1,948,760	6.04%
T. Lawrence Way	221,511	*
Steven J. Zuckerman (9)	57,307	*
Executive Officers who are not Directors
James T. Collins (4)	1,333	*
Richard A. Ehst (4)	139,104	*
Carla A. Leibold (4)	24,418	*
Sam Sidhu (4)	44,773	*
All Directors and named executive officers as a group (12 persons)	3,296,994	10.23%
* Less than 1%

(1)	Based on information furnished by the respective individual and our share records. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2)	Beneficial ownership for each listed person as of April 1, 2021 includes shares held by each person issuable pursuant to options to purchase stock which are exercisable and restricted stock units which vest within 60 days of April 1, 2021. Shares subject to options exercisable and restricted stock units vesting within 60 days of April 1, 2021 are deemed outstanding for purposes of computing the percentage of class of Voting Common Stock attributable to the person or group holding such options and restricted stock units, but are not deemed outstanding for purposes of computing the percentage of any other person or group. Unless otherwise indicated, the address for each beneficial owner is c/o Customers Bancorp, Inc., 701 Reading Avenue, West Reading Pennsylvania 19611.
(3)	Includes shares of our Voting Common Stock issuable upon the exercise of stock options in the following amounts: Mr. Jay Sidhu – 679,701.
(4)
Includes shares of our Voting Common Stock issuable upon the vesting of restricted stock units in the following amounts: Mr. Jay Sidhu – 8,316, Mr. Ehst - 4,104, Ms. Leibold - 3,457, Mr. Sam Sidhu - 1,333 and Mr. Collins - 1,333.

(5)	Ms. Allon has an indirect beneficial ownership interest in 965 of these securities through her spouse.
(6)	Mr. Burkey has an indirect beneficial ownership interest in 2,811 of these securities through his spouse.
(7)	Mr. Choudhrie has an indirect beneficial ownership interest in 646,764 of these securities through his company, Lewisburg LLC. Mr. Bhanu Choudhrie, who served as a Class I Director, resigned from the Board of Directors of the Company and Customers Bank effective March 30, 2021 to pursue other interests and will not stand for re-election at the Annual Meeting.
(8)	Mr. Jay Sidhu also serves as Chief Executive Officer of Customers Bancorp, Inc.
(9)	Mr. Zuckerman irrevocably transferred the current equivalent of 218,254 shares of Customers Bancorp, Inc. common stock to Sageworth Trust Company, Trustee of the Victoria H. Zuckerman 2006 MG Trust dated 8/21/2006 on May 8, 2012. Mr. Zuckerman has an indirect beneficial ownership interest in 6,815 shares through Steven J. Zuckerman Revocable Trust.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF TWO CLASS I DIRECTORS OF THE COMPANY
Our Board of Directors currently consists of seven members and is divided into three classes, with one class of Directors elected each year.  Each of the members of our Board of Directors also serves as a Director of Customers Bank.  Directors are elected to serve a three-year term or until their respective successors shall have been elected and qualified, unless they die, resign or are removed from office. Bhanu Choudhrie, who served as a Class I Director, notified the Company of his resignation from the Board effective March 30, 2021. Mr. Choudhrie resigned from the Board of the Company and Customers Bank to pursue other interests. Mr. Choudhrie's resignation does not arise from any disagreement on any matter relating to the Company's strategy, operations, policies or practices. Due to his resignation, Mr. Choudhrie withdrew his name as a nominee for re-election to the Board. Pursuant to the Company's By-Laws and Articles of Incorporation, the Board has reduced the number of Directors that shall constitute the whole Board to seven, effective March 30, 2021. The Board has determined that it will not nominate a replacement Director for election at the Annual Meeting.
Two Directors comprising our Class I Directors will be elected at the Annual Meeting to serve a three-year term or until their respective successors shall have been elected and qualified. On the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Jay S. Sidhu and Robert J. Buford for election as Directors at the Annual Meeting as follows:  Class I — Term to Expire in 2024. Each director nominee has consented to being named in this Proxy Statement or until a successor is duly elected and qualified.

ROBERT J. BUFORD	AGE: 72	DIRECTOR SINCE: 2020
■Member of the Audit Committee ■Member of the Directors' Risk Committee
Professional Highlights
Mr. Buford is the President and CEO of Planned Realty Group (“PRG”), Inc., a Chicago based real estate investment and management company. Mr. Buford began his career in manufacturing, sales and management with Proctor and Gamble, Honeywell, and Pfizer. Mr. Buford founded PRG in 1982. Over succeeding decades, he grew the firm and its assets to include a substantial portfolio of rental apartment properties. Mr. Buford holds a BS in Industrial Engineering from the University of Illinois, MBA from the University of Chicago and a Law Degree from DePaul University. He lives in Chicago.

JAY S. SIDHU	AGE: 69	DIRECTOR SINCE: 2009
■Chairman and Chief Executive Officer of Customers Bancorp, Inc.

■Chairman of Customers Bank

■Member of Executive Committee

■Member of the Directors' Risk Committee
■Member of the Customers Bank Board Compliance Committee

Professional Highlights
Mr. Sidhu joined Customers Bank as Chairman and Chief Executive Officer in the second quarter of 2009. Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank and Sovereign Bancorp, Inc. from 1989 and its Chairman from 2002 until his retirement on December 31, 2006. Mr. Sidhu was also the Chairman and Chief Executive Officer of Sidhu Advisors, LLC, a consulting firm from 2007 to 2009. Mr. Sidhu is a recipient of Financial World’s CEO of the year award, and was also named Turnaround Entrepreneur of the Year, while he was the CEO of Sovereign. In 2016, he was named Financial Technology Entrepreneur of the Year. He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum and Caron Foundation’s Citizen of the Year. Mr. Sidhu also served as Executive Chairman of Megalith Financial Acquisition Corporation. Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the Board of Grupo Santander in Madrid, Spain and Atlantic Coast Financial Corporation in Jacksonville, Florida. He obtained a MBA from Wilkes University and is a graduate of Harvard Business School’s Leadership Course for CEOs. Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Sidhu’s demonstration of day-to-day leadership, combined with his extensive banking sector experience, provide the Board with intimate knowledge of the Company's direction and strategic opportunities.

The persons named as proxies have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by validly executed proxies "FOR" the election of the nominees named above. The proxies cannot be voted for a greater number of persons than the number of nominees named above. The Board knows of no reason why the nominees will be unavailable or unable to serve as a Director. For Director elections, a majority of the votes cast in person or by proxy for each such position is required to elect the applicable nominee.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED
IN PROPOSAL 1 TO ELECT TWO CLASS I DIRECTORS OF THE COMPANY.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company's Board of Directors (the "Audit Committee") has appointed Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to ratification by our shareholders at the Annual Meeting, and has further directed that management submit the selection of the independent auditor for ratification by the shareholders at the Annual Meeting. Deloitte served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2020 and has been retained as the Company's independent registered public accounting firm since March 2019. The Company has been advised by Deloitte that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity. One or more representatives of Deloitte is expected to participate in this year's Annual Meeting with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to their examination of the Company's financial statements and records for the fiscal year ended December 31, 2020.
Although the submission of the appointment of Deloitte is not required by the Company's bylaws, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, we will not be bound to seek another independent registered public accountant for 2021, but the selection of other independent registered public accounting firms will be considered in future years.
The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte to serve as Customers' independent registered public accounting firm is in the best interest of the Company and its shareholders.

Audit and Other Fees Paid to Independent Registered Public Accounting Firm
The following table presents pre-approved fees billed by Deloitte for professional services rendered for the fiscal years ended December 31, 2020 and 2019, respectively.

Services Rendered	Fiscal 2020	Fiscal 2019
Audit Fees (1)	$1,077,662	$922,400
Audit-Related Fees (2)	316,895	285,195
Tax fees (3)	338,256	3,000
Total	$1,732,813	$1,210,595

(1)Audit fees consisted principally of fees related to audit services in connection with the Company's annual reports, quarterly reports, HUD audit, CECL-related services performed, the BankMobile Technologies, Inc. divestiture (only for 2020) and related out-of-pocket expenses.
(2)Audit-related fees primarily consisted of fees for services for the 401-K Plan audit, BankMobile Disbursement business department of education compliance examination, BankMobile refund management services examination of controls as service organization, and services in connection with public placement offerings, and related out-of-pocket expenses.
(3)Fees for tax advisory and tax compliance services.

Pre-approval of Audit and Non-Audit Services
Under our Audit Committee charter, the Audit Committee is required to pre-approve all auditing services (including providing comfort letters or consents in connection with securities offerings) and permitted non-audit services to be performed for us by the independent registered public accounting firm.  The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting.
In addition, the Audit Committee has adopted a pre-approval policy whereby all services performed by the independent auditor are to be pre-approved. Each year, the Audit Committee approves an annual program of work for each of the audit and audit-related services to be performed by the independent auditor. Engagement-by-engagement pre-approval is not required except for exceptional or ad hoc incremental engagements which would result in fees exceeding those pre-approved for the applicable category of service. If necessary, a work program for each category of service can be supplemented with additional pre-approved amounts after the Audit Committee reviews the additional services to be performed. The Audit Committee may also consider specific engagements in the "all other services" category on an engagement-by-engagement basis.
For Proposal 2, if a quorum is present, the affirmative vote of a majority of the shares of Voting Common Stock cast, in person or by proxy at the Annual Meeting, is required to approve such proposal.

THE BOARD RECOMMENDS A VOTE " FOR" APPROVAL OF PROPOSAL 2 TO RATIFY
THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3
A NON-BINDING ADVISORY VOTE ON
EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (“Section 14A”), requires that we include in this Proxy Statement the opportunity for our shareholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, our Board recommends that our shareholders vote in favor of the the following resolution:
“RESOLVED, that our shareholders approve, on an advisory basis, the compensation of our company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion disclosed in this proxy statement.”
As described in detail under “Compensation Discussion and Analysis,” the Board believes that the talents of our team members have a significant influence on our long-term success. Our compensation system plays a significant role in our ability to attract, retain and motivate a quality workforce. The Board believes that our current compensation program links compensation realized by our executive officers to our performance, and properly aligns the interests of our executive officers with those of our shareholders, and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 35 and the tabular and other disclosures on executive compensation beginning on page 41 of this Proxy Statement.
As an advisory vote, this proposal is not binding upon us as a corporation. However, our Board and Compensation Committee, which are responsible for the design and administration of our executive compensation practices, value the opinions of our shareholders expressed through your vote on this proposal. At the 2020 Annual Meeting of shareholders, nearly 92% of the votes cast favored our Say-on-Pay proposal. The Board and Compensation Committee will continue their outreach program and study best practices in considering future executive compensation arrangements.
For Proposal 3, if a quorum is present, the affirmative vote of a majority of the shares of Voting Common Stock cast, in person or by proxy at the Annual Meeting, is required to approve such proposal.
THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE SAY-ON-PAY RESOLUTION.

AUDIT COMMITTEE REPORT
Our Audit Committee is composed of four Board members. Our Board has determined that all Audit Committee members are independent under the New York Stock Exchange ("NYSE") listing standards and applicable SEC rules and regulations. Our Board has also determined that all Audit Committee members are financially literate in accordance with NYSE listing standards and has qualified Audit Committee member and Director, Andrea Allon, as an "audit committee financial expert" as defined by SEC rules. The Audit Committee's purposes and responsibilities are stated in our Audit Committee charter, a copy of which is available on our website at www.customersbank.com under the "Investor Relations" and "Governance Documents" tab.
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.
In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2020, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with Deloitte & Touche LLP ("Deloitte"), our independent registered public accounting firm for the fiscal year ended December 31, 2020, the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard 1301 (Communications with Audit Committees) and the SEC, and (c) has received and reviewed the written disclosures and the letter from Deloitte required by Rule 3526 of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence and had discussed with Deloitte its independence.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Respectfully submitted:
T. Lawrence Way, Chairman
Andrea Allon, Financial Expert
Robert Buford
Daniel K. Rothermel

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT
Board of Directors
Our Board of Directors consists of individuals with considerable and diverse business experiences, backgrounds, skills and qualifications.  Collectively, they have a strong knowledge of our Company's business and markets and are committed to enhancing long-term shareholder value.  Our Board is committed to orderly succession planning, diversity of thought and experience and utilizes a deliberate process to assess candidates and nominees. Our Nominating and Corporate Governance Committee is responsible for identifying and selecting director candidates who meet the evolving needs of our Company.  Director candidates must have the highest personal and professional ethics and integrity.  Additional criteria considered by the Nominating and Corporate Governance Committee in the director selection process includes the relevance of a candidate's experience to our business, enhancement of the diversity of experience of our Board, the candidate's independence from conflict or direct economic relationship with our Company, and the candidate's ability and willingness to devote the proper time to prepare for and attend meetings.  The Nominating and Corporate Governance Committee also takes into account whether a candidate satisfies the criteria for independence under the NYSE listing rules, and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise and literacy of a candidate, including whether the candidate qualifies as an Audit Committee financial expert pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.  Consideration is also given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision making processes of our Board of Directors.
The names, ages, positions and business backgrounds of each of the Customers Bancorp, Inc. Directors are provided below.

Name	Director Since (1)	Position With Customers Bancorp	Age	Term Expires:
Andrea Allon	2016	Director	59	2022
Robert J. Buford	2020	Director	72	2024
Rick B. Burkey	2016	Director	75	2022
Daniel K. Rothermel	2009	Lead Independent Director	83	2022
Jay S. Sidhu	2009	Director, Chairman and Chief Executive Officer	69	2024
T. Lawrence Way	2005	Director	72	2023
Steven J. Zuckerman	2009	Director	57	2023

(1)	Pre-2011 dates include services as a director of Customers Bank prior to its reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of the Company (the "Reorganization") on September 17, 2011.

Below are the biographies of our Directors, as well as information on their experience, qualifications and skills that support their service as a director of the Company:

ANDREA ALLON	AGE: 59	DIRECTOR SINCE: 2016
■Member of the Audit Committee ■Audit Committee Financial Expert ■Member of the Directors' Risk Committee
Professional Highlights
Ms. Allon has served as the Chief Operating Officer of the Chamber of Commerce for Greater Philadelphia since May 2006, one of the largest and oldest chambers of commerce in the United States. Prior to joining the Chamber, Ms. Allon was a Partner of Ernst & Young LLP overseeing audit services provided to public companies primarily in the financial services and technology industries. Ms. Allon spent over 20 years with Ernst & Young in the Philadelphia and New York offices and has also taught accounting and auditing at the college level as an adjunct instructor. Ms. Allon earned her MBA from Columbia University and a Bachelor of Science from the Wharton School of the University of Pennsylvania.

Ms. Allon's long experience in public accounting as well as her experience with the Chamber of Commerce provide the Board with many insights on business, internal controls, and governance matters that are of great value to the Board.

ROBERT J. BUFORD	AGE: 72	DIRECTOR SINCE: 2020
■Member of the Audit Committee ■Member of the Directors' Risk Committee
Professional Highlights
Mr. Buford is the President and CEO of Planned Realty Group (“PRG”), Inc., a Chicago based real estate investment and management company. Mr. Buford began his career in manufacturing, sales and management with Proctor and Gamble, Honeywell, and Pfizer. Mr. Buford founded PRG in 1982. Over succeeding decades, he grew the firm and its assets to include a substantial portfolio of rental apartment properties. Mr. Buford holds a BS in Industrial Engineering from the University of Illinois, MBA from the University of Chicago and a Law Degree from DePaul University. He lives in Chicago.

RICK B. BURKEY	AGE: 75	DIRECTOR SINCE: 2016
■Chairman of the Customers Bank Board Compliance Committee ■Member of the Nominating and Corporate Governance Committee ■Member of the Directors' Risk Committee
Professional Highlights
Mr. Burkey graduated from Lehigh University with a B.S. degree in civil engineering. He has over 45 years of experience in Commercial and Industrial Construction and Real Estate Development. He currently serves as Chair of the Board of Burkey Construction Co. and is a Director of Associated Construction & Management Corp. He is actively involved in the ownership and management of numerous real estate ventures including Industrial Park Development & Senior Housing. Previously serving on the Board of Berkshire Bank, Mr. Burkey now serves as a Director of Customers Bancorp, Inc., which acquired Berkshire Bank in 2011.

Mr. Burkey's insights into the real estate markets are important to the Board given Customer's loan portfolio composition.

DANIEL K. ROTHERMEL	AGE: 83	DIRECTOR SINCE: 2009
■Lead Independent Director
■Chairman of the Directors' Risk Committee
■Member of the Executive Committee
■Member of the Compensation Committee
■Member of the Audit Committee
■Chairman of the Nominating and Corporate Governance Committee

Professional Highlights
Mr. Rothermel has been the Chair of the Board of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania, since January 1, 2013. Prior to that, and since 1989, he was President and Chief Executive Officer of Cumru Associates, Inc. Mr. Rothermel also served over twenty years on the Board of Directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was lead independent Director and served on the Audit, Governance, and Risk Management Committees and was chair of the Executive Committee. He is a graduate of Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of the Washington College of Law of the American University with a Juris Doctor.

Mr. Rothermel’s background as an attorney and general counsel, plus his extensive experience in corporate governance and as a Director of Sovereign Bank, provides a unique and valuable perspective to the Board.

JAY S. SIDHU	AGE: 69	DIRECTOR SINCE: 2009
■Chairman and Chief Executive Officer of Customers Bancorp, Inc.
■Chairman of Customers Bank
■Member of the Executive Committee
■Member of the Directors' Risk Committee
■Member of the Customers Bank Board Compliance Committee

Professional Highlights
Mr. Sidhu joined Customers Bank as Chairman and Chief Executive Officer in the second quarter of 2009. Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank and Sovereign Bancorp, Inc. from 1989 and its Chairman from 2002 until his retirement on December 31, 2006. Mr. Sidhu was also the Chairman and Chief Executive Officer of Sidhu Advisors, LLC, a consulting firm from 2007 to 2009. Mr. Sidhu is a recipient of Financial World’s CEO of the year award, and was also named Turnaround Entrepreneur of the Year, while he was the CEO of Sovereign. In 2016, he was named Financial Technology Entrepreneur of the Year. He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum and Caron Foundation’s Citizen of the Year. Mr. Sidhu also served as Executive Chairman of Megalith Financial Acquisition Corporation. Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the Board of Grupo Santander in Madrid, Spain and Atlantic Coast Financial Corporation in Jacksonville, Florida. He obtained a MBA from Wilkes University and is a graduate of Harvard Business School’s Leadership Course for CEOs. Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Sidhu’s demonstration of day-to-day leadership, combined with his extensive banking sector experience, provide the Board with intimate knowledge of the Company's direction and strategic opportunities.

T. LAWRENCE WAY	AGE: 72	DIRECTOR SINCE: 2005
■Chairman of the Audit Committee ■Member of the Nominating and Corporate Governance Committee ■Member of the Directors' Risk Committee ■Member of the Customers Bank Board Compliance Committee
Professional Highlights
Mr. Way was the Chairman and CEO of Alco Industries, Inc., a diversified industrial manufacturing company, from 2000 until his retirement on December 31, 2010. During his 34 year career with Alco Industries, Mr. Way held a variety of positions including that of Chief Financial Officer and President. He is a Certified Public Accountant, received a Master’s in Business Administration from Mount St. Mary’s College, a Juris Doctor degree from Rutgers-Camden School of Law, and graduated from Tufts University. He has experience in varied areas of management, finance, operations, and mergers and acquisitions.

Mr. Way’s background as an attorney and Certified Public Accountant, as well as his experience leading a company through the current economic, social and governance issues as former Chairman and Chief Executive Officer of Alco Industries, Inc., makes him well-suited to serve on the Board.

STEVEN J. ZUCKERMAN	AGE: 57	DIRECTOR SINCE: 2009
■Chairman of the Compensation Committee ■Member of the Nominating and Corporate Governance Committee ■Member of the Customers Bank Board Compliance Committee
Professional Highlights
Mr. Zuckerman founded Clipper Magazine in 1983 as a junior at Franklin & Marshall College in Lancaster, PA. He graduated with a BA in Business Management in 1985 and went on to build Clipper into a nationwide media company with over 1,000 employees, publishing and direct mailing advertising magazines to 500 markets in 31 states. His subsidiary companies include Spencer Advertising, Total Loyalty Solutions, Clipper Web Development, Clipper Graphics and Jaxxon Promotions. In 2003, he sold his company to Gannett Corporation, publishers of USA Today. He continued as CEO until June 2013. Since 2013, Mr. Zuckerman is a partner and works in his real estate development firm, Oaktree Development Group, a minor league baseball team, The Lancaster Barnstormers, and other entrepreneurial ventures including a digital and technology based marketing company.
Mr. Zuckerman's experience in leadership, digital marketing, entrepreneurship, and building companies makes him uniquely situated to provide the Board with insight in the key areas of leadership development, marketing, and customer strategies.

Named Executive Officers
Members of the executive management team are an essential component of Customers' governance and risk management processes and the Company's success.  The Company exercises great care in the selection of its executive team members, carefully assessing the skills and personal attributes that each member brings to the organization.  As the leaders of the Company, the executive management team members are well qualified for their roles and work together with other management members to build the Company and create shareholder value.
For information regarding Jay S. Sidhu; see "Board of Directors".

James Collins Senior Executive Vice President, Chief Administrative Officer	AGE: 53
Professional Highlights
Mr. Jim Collins is Senior Executive Vice President and Chief Administrative Officer of Customers Bank. Collins has served as an executive member and has been actively involved in numerous leadership boards and committees within Customers Bank including the Office of the Chair. Collins joined Customers Bank in 2009, and in 2010 was named EVP, Chief Administrative Officer. Since joining Customers Bank, Collins has been part of the executive management team and has lead multiple teams in Technology, Operations, Digital Banking, and Administration. Prior to joining Customers Bank, Collins spent 15 years working for Sovereign Bank in roles of increasing responsibility including being a Market Executive for Mid Atlantic, a Regional Executive in Retail Banking, and the first appointed Director of Small Business Banking. He started his career working for Mobil Oil Corporation with roles in Sales and Marketing for their retail distribution network. Collins earned an MBA in Finance from Lehigh University, as well as a Bachelor of Science degree from Lock Haven University of Pennsylvania. He also completed Leadership for Senior Executives in Harvard’s Executive Education program. Collins has served on many community boards including being a member of the Board of Directors for the Central Bucks Chamber of Commerce for the past 15 years. He is also a member of the Chairman’s Club for the Central Bucks Chamber of Commerce.

Richard A. Ehst President and Chief Operating Officer of Customers Bancorp, Inc. and President and Chief Executive Officer of Customers Bank	AGE: 74
Professional Highlights
Mr. Ehst joined Customers Bank as President and Chief Operating Officer in August 2009. Mr. Ehst was previously an Executive Vice President, Commercial Middle Market, Mid-Atlantic Division, of Sovereign Bank. Before this role, Mr. Ehst served as Regional President for Berks County from 2004 until 2009 and Managing Director of Corporate Communications for Sovereign from 2000 until 2004 where his responsibilities included reputation risk management and marketing services support systems. Before joining Sovereign Bank, Mr. Ehst was an independent consultant to more than 70 financial institutions in the mid-Atlantic region, including Sovereign Bank, where he provided guidance on regulatory matters, mergers and acquisitions and risk management. Mr. Ehst was named Chief Executive Officer of Customers Bank in January 2020. After more than a half-century of successful banking leadership, Mr. Ehst will retire from his post as President and Chief Executive officer of Customers Bank and President and Chief Operating Officer of Customer Bancorp, Inc. effective July 1, 2021. Following his retirement, Mr. Ehst will be a Director of Customers Bank.

Carla A. Leibold Executive Vice President, Chief Financial Officer	AGE: 53
Professional Highlights
Ms. Leibold joined Customers Bank in 2013 as Senior Vice President, Chief Accounting Officer and Controller. Earlier in 2018, Ms. Leibold was promoted to Executive Vice President, Chief Accounting Officer and Controller. Prior to joining Customers Bank, Ms. Leibold served as the principal accounting officer for Farmer Mac where she was the Vice President and Controller from 2010-2013. She also served as the Director of Accounting and Financial Reporting of Farmer Mac from 2007-2010. Ms. Leibold started her career in public accounting and held various roles of increasing leadership responsibility at Sallie Mae and Freddie Mac before joining Farmer Mac. Ms. Leibold holds a B.S. in Accounting from The Pennsylvania State University. She is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. Ms. Leibold currently serves on the Board of Directors of the John Paul II Center for Special Learning. The John Paul II Center serves children and adults with intellectual and developmental disabilities by providing diversified programs.

Sam Sidhu Head of Corporate Development of Customers Bancorp, Inc. and Vice Chairman and Chief Operating Officer of Customers Bank	AGE: 37
Professional Highlights
Mr. Sam Sidhu joined the Board of Customers Bank in 2012 and became a full-time officer of the Bank early in 2020. Mr. Sidhu is Customer Bancorp's Head of Corporate Development and Vice Chair and Chief Operating Officer of Customers Bank. Prior to joining Customers Bank full-time, Mr. Sidhu was the founder and CEO of Megalith Capital Management, a real estate focused private equity firm making investments primarily in New York City. The firm’s integrated platform specialized in the acquisition, repositioning, development, and management of residential, commercial, and mixed-use properties. Prior to co-founding Megalith, he worked in private equity with Providence Equity Partners and investment banking with Goldman Sachs. Mr. Sidhu holds a BA from the Wharton School of Business at the University of Pennsylvania and an MBA from the Harvard Business School. Mr. Sidhu, currently Vice Chairman and Chief Operating Officer, will succeed Richard Ehst, who will retire as President and Chief Executive Officer of Customers Bank.

BOARD AND CORPORATE GOVERNANCE
Customers Bancorp, Inc. is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct, helping to ensure that we are in compliance with applicable corporate governance laws, regulations, and stock exchange listing requirements, and supporting long-term shareholder value.

Ongoing Shareholder Engagement and Our Response
The Nominating and Corporate Governance Committee ("N&CG Committee"), Compensation Committee and members of Executive Management regularly consider the feedback received from shareholders, as well as outside proxy advisory services. The Company seeks to communicate with its shareholders in a wide variety of ways, including through its website, annual report, news releases, quarterly reports, investor presentations, industry conferences, analyst days, annual meetings of shareholders and one-on-one meetings with shareholders. The N&CG Committee, Compensation Committee, Audit Committee, full Board of Directors, and management are very appreciative of the willingness of our shareholders to provide their input, which has and continues to help shape and strengthen the Company's corporate governance. Engagement feedback related to corporate governance is discussed below, and feedback related to executive compensation is discussed more fully in the Compensation Discussion and Analysis section beginning on page 35.

	What We Heard from Shareholders	Customers' Response
Some of our shareholders advocated for one or more of the following corporate governance changes:
Customers Bancorp has grown in a rapid but controlled manner. The Company believes that its corporate governance practices are generally in line with other small-and mid-cap bank peers, but recognizes that as it grows, it will transition away from practices designed for smaller companies, and gradually adopt the corporate governance practices of larger and more mature institutions.

•	With respect to the Board, our shareholders generally seek greater diversity, tenure limits, and a better understanding of how the Board evaluates its performance, composition, independence, and succession planning.
The Company has taken the following steps in response to
•	Shareholders requested that the Company enhance its ESG disclosures.	feedback from its shareholders:
1) Moved to an annual frequency for the Say on Pay vote;
•	In past years, our shareholders advocated adopting a majority vote standard and moving to an annual frequency for say-on-pay voting.	2) Adopted a majority voting standard for uncontested director elections; and
3) Further enhanced the Company's ESG disclosures.
As it continues to grow, the Company expects the N&CG Committee to continue to review and recommend the best path forward for the Board to consider.

Corporate Governance Highlights
Customers' Board governance has many diverse elements, in general characterized by the following major highlights:

Board of Directors
•	A very experienced and diverse Board: 14% female, 14% minority. The Board takes diversity, experience, director qualifications and Environmental, Social and Governance (ESG) matters very seriously
•
Six (6) out of seven (7) Directors are independent (the other is our CEO). Two (2) have CPA licenses, three (3) have a Juris Doctor degree and all Directors offer significant financial experience and expertise

•	Independent Lead Director who conducts regular executive sessions with and without the Chairman and CEO; involved in formation of agendas of Board meetings, Board retreats, and Board / management retreats
•	The Compensation Committee is also charged with succession planning
•	All standing Board committees except the Directors' Risk Committee consist solely of independent directors
•	Held 25 Board meetings in 2020
•	Board meets regularly in executive session
•	94% attendance by Directors at 2020 Board meetings
•	The Board conducts an explicit examination of the roles and responsibilities of the overall Board as well as each of the Board Committees via the annual completion of a performance self-assessment
•	Bi-annual off-site retreats to discuss corporate strategy, annual and three-year business plans, and strategic options, as well as Board access to various levels of management at the Company
•	100% of Directors serve on two or fewer public company boards; any director that is CEO of a public company serves on no more than one other public company board
•	The Board conducts a thorough strategic options analysis each year, with contributions from outside advisers

•	The Board members bring a diverse background and very extensive experience to the Boardroom, including C Suite law, public accounting, entrepreneurship, legal, regulatory and risk management, technology, real estate and marketing
Shareholder Rights and Engagement
•
Our CEO and senior management participated in our investor outreach program with the Company's largest institutional investors. The outreach program was conducted throughout the year. The Chairs of our Audit Committee, Compensation Committee, and Directors' Risk Committee also attended the Company's most recent Analyst Day, meeting with many shareholders and analysts that cover the Company.

•
The Company seeks to communicate with its shareholders in a wide variety of ways, including through its website, annual report, news releases, quarterly reports, investor presentations, industry conferences, analyst days, annual meetings of shareholders and one-on-one meetings.

•
In the last year, the Company proactively reached out to the 30 largest shareholders, which represented approximately 60% of our outstanding shares. Through our interactions, as well as by tracking industry best practices, we have gained more in-depth understanding of investor viewpoints and concerns that we have incorporated into restructuring our compensation programs and philosophy.

•	Investor feedback drives continual enhancements to disclosures, compensation matters, and corporate governance.
Compensation
•	All compensation is based upon a clearly defined, quantitative pay-for-performance compensation philosophy and model described in greater detail in the Compensation Discussion and Analysis section beginning on page 35
•	The CEO and CFO have taken their short term annual performance awards entirely in stock over the past three years.
•	Multiple executive compensation clawback and recoupment requirements covering both cash and equity for annual and long-term awards
•	Stock ownership and retention policies for our non-management Directors and executive officers
•	Prohibit hedging of Company securities
•	Independent compensation consultant engaged by Compensation Committee
•	A thorough review of peer group is conducted annually to include similarly sized institutions in similar markets and similar lines of business, as well as certain other peers where the Company competes for talent or engages in a unique regional / national line of business.
Strategy and Risk
•	Board oversight of Company's strategy, financial performance, risk management framework, and risk appetite including a thorough annual strategic option analysis
•	Risk oversight by full Board and its committees; twice annually hold off-site all-day Risk Summit meetings of Board and management
•
Directors' Risk Committee, chaired by the Lead Independent Director, includes members of the Board's standing committees. The Directors' Risk Committee held 10 meetings and 2 Company-wide Risk Summits in 2020.

•	Board reinforcement and oversight of strong ethics and risk practices
•	Compensation programs consistent with risk management and safety and soundness considerations, in addition to clawback and recoupment requirements
•	Board oversight of CEO and management succession planning; a clear CEO succession plan is in place
•	Active Bank Board engagement with regulatory matters through its Regulatory Management Committee
These highlights are examined in greater depth in the following review of Customers' corporate governance philosophy and practices.

Corporate Governance Principles
The Company believes in having sound corporate governance principles that support and enhance our business strategy. Having such principles is essential to our business and to maintaining our integrity in the marketplace. The Board of Directors has adopted Corporate Governance Guidelines to provide the framework for effective governance of the Board and the Company. These guidelines are available on the Company's website at www.customersbank.com by selecting "Investor Relations," and then "Governance Documents."
The Company's mission and corporate purpose is to create a strong, sound and profitable financial services company committed to long-term growth in shareholder value. To guide the Company in achieving its mission, the Company has adopted certain corporate values to provide the foundation for the Company's corporate culture and to promote the highest ethical conduct among its Directors, officers and team members.

The Board of Directors of the Company is elected by its shareholders to oversee and advise management in the conduct of the Company's affairs and business and to guide management in the accomplishment of its goal to create shareholder value through superior execution of its annual and long term plans. In this regard, the Board continuously promotes an environment within the Company that is conducive to sound corporate governance, including periodic review, refinement and approval of these Corporate Governance Guidelines, the Company's Code of Ethics and Business Conduct, and development of Board committees that are designed to effectively accomplish the Board's oversight and advisory responsibilities.
Given the role of guiding the Company in the creation of shareholder value, the Board recognizes that the long-term economic interests of shareholders can often be furthered by giving appropriate and responsible consideration to the interests and concerns of other constituencies, such as the Company's customers, investors, team members and local communities, as well as government officials, regulatory agencies, and the general public.

Company's Response to the COVID-19 Pandemic
The Company responded immediately to the COVID-19 pandemic by implementing programs to ensure the health and well-being of our team members, their families and communities and our customers throughout the crisis. The Company's response included assembling a COVID-19 Task Force comprised of team members from all business functions throughout the company. The COVID-19 Task Force developed a COVID-19 Playbook and Pandemic Incident Response Plan. This allowed us to share insights and receive updates on key developments, supported by the attendance of external subject matter experts. Given the unique challenges faced during 2020 as a result of the COVID-19 outbreak, it was important that the Board was properly informed on a regular basis on all key issues and priorities affecting the Company. To achieve this, we increased our Board communication which included regular updates regarding the impact of COVID on our Company, team members, customers and communities we serve. The Board continues to work in close coordination with the management team in its response to the ongoing pandemic. Our COVID-19 Playbook is available on the Company's website at www.customersbank.com, by selecting "About," and then "COVID-19 Playbook."

Environmental, Social and Governance (ESG)
Customers Bank is committed to continuous improvement striving not only to be a profitable business returning exceptional shareholder value, but ensuring that we are:

•Vigorous promoters of environmental sustainability;

•Strong advocates for social justice and community engagement; and

•Industry leaders exemplifying best-in-class corporate governance.

Establishing measurable Environmental, Social and Governance (ESG) goals is critical to the success of any organization. Actions speak louder than words. Accomplishments mean more than promises. Results matter.

Last year, the Board expanded the duties of its Nominating and Corporate Governance Committee charging the members to drive a positive impact within the communities we serve and through the people and organizations with whom we do business. And, we have created a new and expanded ESG Annual Report to tell you what we have done and what we have accomplished. Just a few 2020 highlights include:

▪Just days after the death of George Floyd, the Bank held a company-wide virtual “Family Meeting” to provide an outlet of support to our Team Members. Executive leaders addressed over 600 Team Members who were then invited to share their stories, feelings, and concerns.

▪Customers Bank was one of the nation’s leading lenders in the Paycheck Protection Program (PPP), participating in funding over 102,000 loans with an aggregate value of more than $5.2 billion With an average loan under $50,000, the Bank delivered much needed funds to our smallest business enterprises. Nearly 25% of these PPP loans went to businesses and individuals in low- and moderate-income communities saving hundreds of thousands of jobs.

▪Customers Bank contributed nearly $400,000 to help fight hunger during the COVID-19 pandemic. In addition to combating food insecurity, Customers Bank contributed an additional $250,000 to other pandemic-related programs including supplying PPE for hospitals and educational opportunities for inner-city children.

▪In total, Customers Bank invested more than $2.6 million in 2020 through CRA investments, charitable donations, and community sponsorships.

▪The Bank’s wellness program was recognized as one of the best in the region by the Philadelphia Business Journal for the second consecutive year.

▪Nearly 90% of Glassdoor reviewers would recommend Customers Bank to a friend, 86% approve of the CEO, and many reviewers cite “great culture” among the pros of working for the Bank.

▪Customers Bank was the winner of the highly coveted 2020 Best Example of Making an Impact on Business Award presented by Everbridge, an organization focused on life-saving efforts through its global Critical Event Management (CEM) platform. The Bank stood out for its commitment to life safety, operational resilience and business continuity due to its efforts to communicate with team members, clients and the community during the onset of the pandemic.

Our enhanced 2020 ESG Report is available on the Company's website. View our latest 2020 ESG Report at: https://www.customersbank.com/investor-relations/ESG/.

Code of Ethics and Business Conduct
Each of our Directors, officers and team members is required to comply with the Customers Bancorp, Inc. Code of Ethics and Business Conduct ("Code of Conduct") adopted by us. The Code of Conduct which is acknowledged annually by the Company's Directors, officers, and team members, sets forth policies covering a broad range of subjects and requires compliance with laws and regulations applicable to our business. The Code of Conduct is available on our website at www.customersbank.com by selecting "Investor Relations," and then "Governance Documents;" any amendments to the Code of Conduct will be posted in the same location.
Specific guidance on the following important matters is contained in the Code of Conduct:

•Anti-Trust and Anti-Money Laundering Compliance

•Bank Bribery Act

•Candor in Dealing with Auditors, Examiners and Legal Counsel

•Civic, Charitable, and Political Activities and Contributions

•Confidential and Privacy

•Conflicts of Interest and Self- Dealing

•Compliance with Laws, Rules, and Regulations

•Dealing with Government and Public Officials

•Diversity, Discrimination and Harassment

•Fair Dealing and Preferential Treatment

•Gifts and Entertainment

•Integrity of Records, Accounts and Disclosures

•Personal Investments, Insider Trading and Hedging Prohibition

•Use of Company Property and Intellectual Property

•Whistleblower Hotline and Contacts

Zero-Tolerance Policy - Workplace Harassment
Consistent with the Company’s current policies and processes, the Company and Board of Directors remain committed to a zero-tolerance policy regarding sexual harassment and behaviors that contribute to a hostile work environment. The Company and Board of Directors remain focused on the prevention of workplace harassment through the application of enhanced education and training to support and encourage a climate of mutual respect among all team members. Further, the Company and Board of Directors continue to nurture and celebrate a culture that embraces diverse points of views, background and experiences. We are committed to equity in how people are treated and the opportunities available to them. Each of our Directors, officers and team members are required annually to review and provide acknowledgment of their understanding of the Company’s Code of Conduct. The Code of Conduct addresses the Company’s commitment to providing an inclusive, respectful, and non-discriminatory working environment, free from harassment or any other inappropriate conduct.
In support of our commitment to diversity and inclusion, the Company's CEO joined Action for Diversity & Inclusion, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace and, in concert with the Board and members of senior management, will champion the organization's principles.

Whistleblower Policy and Hotline
It is important that Customers maintains a culture where anyone feels they can speak up if they believe that something is not right. Customers is pleased that a significant majority of our team members feel comfortable raising concerns directly to their management, Team Member Services, Compliance or Legal. However, sometimes team members will not feel comfortable raising concerns using these avenues. At Customers, we have a policy regarding reporting of complaints via the Company's dedicated Whistleblower Hotline about accounting, internal controls, employment practices, auditing matters, questionable financial practices, Code of Conduct violations or violation of laws, rules or regulations by others. Team members can also submit complaints in writing to the Company's Legal Counsel, Director of Team Member Services and/or the Chair of the Board's Audit Committee. The policy is designed to provide a channel of communication for team members and others who have concerns about our conduct or any of our directors or team members. Complaints are treated seriously, handled expeditiously and fully investigated regardless of the nature. Complaints that are accounting or financial in nature or allege any immediate threat to the corporate security of the Company are handled by the Company’s Audit Committee and Legal Team.
Team members submitting a complaint need not provide their names or other personal information and reasonable efforts will be used to conduct the investigation that follows from such complaint from a team member in a manner that protects the confidentiality and anonymity of the team member submitting the complaint.
Team Members are reminded of the Company's Whistleblower Hotline at least annually. We honor a culture of investigation, confidentiality and non-retaliation. Information regarding the Company's Whistleblower Hotline and Contacts is located on pages 27 and 28 of the Company's Code of Conduct. The Code of Conduct is available on our website at www.customersbank.com by selecting "Investor Relations," and then "Governance Documents."

Stock Ownership Requirements & Prohibition of Hedging
In 2016, the Board adopted a stock ownership policy for Directors and key members of the executive management team. There is a five year implementation period for Directors and management to reach the targeted level of stock ownership.
Each non-management director is required to own shares of the Company's common stock having a value equal to five times the annual cash retainer. Directors have five years from their appointment to the Board to reach the targeted level, and then they must maintain at least that stock ownership level while serving as a member of the Board and for one year after service as a director terminates.
In addition, key members of the executive management team are required to own shares of the Company's common stock.  The share ownership requirement is intended to align the interests of the executive with the interests of the shareholders so that decisions are consistently made considering the shareholders' interests.  The ownership requirement varies from six times the executive's (Chief Executive Officer's) base salary, to three times the executive's (Chief Operating and Chief Financial Officers') base salary, to one times the executive's (as determined by the Board of Directors, primarily Executive Vice Presidents') base salary.
Under our Code of Conduct, our officers, Directors and team members are prohibited from short selling of or other hedging transactions involving Company securities, or the purchase or sale of derivatives related to the Company securities.

Insider Trading Policy
All Directors, officers and team members of our company and its subsidiaries (together, the "Covered Persons") are required to abide by our Insider Trading Policy (the "Policy"). The Company may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to material nonpublic information. This Policy also applies to family members, other members of a person’s household and entities controlled by a person covered by the Policy. The Policy provides guidelines with respect to transactions in the securities of the Company and the handling of confidential information about the Company and the companies with which the Company does business. Policy guidelines also address prohibited transactions which include, without limitation, short-term trading, short sales, derivatives and hedging transactions. The Company’s Board of Directors has adopted this Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material non-public information about a company from: (i) trading in securities of that company; or (ii) providing material nonpublic information to other persons who may trade on the basis of that information. The Company's General Counsel is the Policy's Compliance Officer. Directors, officers and team members who, as a result of their position, are likely to possess material non-public information regarding the Company are required to obtain approval from the Compliance Officer before trading in Company securities.
The Company requires Covered Persons to acknowledge at least annually that they have read and understood the Policy. The Insider Trading Policy is available on the Company's website at www.customersbank.com by selecting "Investor Relations," and then "Governance Documents."

Cybersecurity and Data Protection
Cybersecurity, though often viewed as a set of technical issues, must be embraced as a corporate governance responsibility that involves risk management, reporting controls, testing and training, and executive accountability. As such, it requires the active engagement of our CEO, Board of Directors, executive management team and Company's team members.
To this end, the cybersecurity discipline for Customers Bank is overseen by the Board of Director’s Risk Committee and the Office of the Chair for Customers Bank. Our award-winning program is overseen by the company’s Chief Information Security Office and our Corporate Security Office as is designed around the National Institutes of Standards & Technology’s (NIST) Cybersecurity Framework as well as the Federal Financial Institutions Examination Council (FFIEC) guidelines for cyber security. Using these frameworks helps our organization ensure the confidentiality, integrity, and availability of technology and services for both the Bank’s customers, team members, and partners. Our program consists of 6 key areas focused to physical security operations, governance, technology risk, cybersecurity operations, digital architecture, and compliance and standards management. The Corporate Security Group manages the Company’s incident response function and utilizes annual table-top exercises to test the organization’s preparedness for anything from pandemics to cybersecurity events.
An area of significance for Customer Bank’s Corporate Security Group is digital privacy assurance and protection. Using legislation from California and the European Union as a standard, the security organization manages a strict data privacy program which includes opt-in/out management for the Bank’s digital assets, technological controls on data movement to prevent exfiltration and unauthorized disclosure, and program elements that are compliant with California’s Consumer Protection Act (CCPA), the General Data Protection Regulation (GDPR), and New York Stop Hacks and Improve Electronic Data Security (SHIELD) Act. In addition, the Bank fully adheres to the Gramm-Leach-Bliley Act (GLBA) and the FFIEC standards for data privacy and confidentiality of consumer information.

Risk Management
Banks are in the business of taking risk, and we consider prudent risk management key to our success over time. The responsibility for risk management begins with the Board of Directors. The Board is responsible for setting an appropriate tone at the top for risk culture, ensuring the Company employs a strong risk management program, providing effective challenge, and holding senior management accountable for the management of risk.
Management is responsible for executing the Company’s risk management program, including updating the Company’s Risk Appetite Statement, approved annually by the Board, and incorporating the tools of the risk management framework to identify, assess, manage, and monitor key and emerging risks to the Company. Management sets the tone for risk management throughout the organization as everyone's responsibility. At each regular meeting of the Directors' Risk Committee and Board of Directors, management reports on the state of risk throughout the organization, and management's actions to mitigate those risks. The risk management program considers risk holistically, but ensures risks are evaluated across the primary risk categories of: strategic, credit, liquidity, interest rate, market, operational (including IT, third party, and information security) and compliance risk.

Board of Directors / Board Committees		Senior Management / Management Committees
•	Set an appropriate tone at the top for risk culture	•	Own and implement the Company's Risk Management Program and incorporate into day-to-day activities
•	Ensure a size-appropriate Risk Management Program and Framework are in place	•	Ensure alignment between the Company's strategy and Risk Management Program
•	Approve the Risk Appetite Statements, metrics, and appropriate risk policies	•	Develop and maintain the framework, tools, policies, and procedures to identify, assess, manage, and monitor key and emerging risks
•	Hold senior management accountable for adhering to the Risk Management Program	•	Conduct the appropriate assessments of the existing business and all business change
•	Provide effective challenge to management on risk assessments and risk-taking activities	•	Provide updates to the appropriate Board and management risk committees on risk activities
•	Oversee adherence with risk policies and limits	•	Provide ongoing training to Directors, management, and staff on risk management issues and practices
•	Exercise independent judgment
•	Review and approve talent management, including succession planning

Enterprise Risk Management (ERM) is a framework for ensuring that risk of all types is actively managed throughout every area of the Company, and always in alignment with the Company's strategy and risk appetite. A strong ERM program seeks to reinforce risk ownership and accountability, both with existing operations as well as when considering strategic changes. The diagram below illustrates Customers' ERM Framework, built on a three lines of defense model, and within a lifecycle of risk identification, measurement, management, and monitoring. The ERM Framework is owned by management and overseen by the Board of Directors.

ERM Framework
Credit
Operational
Strategic
Liquidity
Reputation
Compliance
Interest Rate
Market
Lines of defense
Risk governance components
Risk management activities and process
1st Line of Defense
Operating Staff and Management
2nd Line of Defense
Risk Management
Compliance
3rd Line of Defense
Internal Audit
Risk Oversight Committees
Strategy
Strategy
Risk Identification
Risk Measurement
Risk Mitigation
Risk Monitoring and Reporting
Risk Governance
Risk Appetite
Board of Directors

Corporate Governance - Our Board of Directors
________________________________________________________________

The members of our Board bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board that we believe is uniquely positioned to effectively guide our strategy and oversee our operations in a rapidly evolving financial services industry.
Diversity and inclusion are values embedded in our culture and fundamental to our business. We believe that a board comprised of directors with diverse backgrounds, experiences, perspectives and viewpoints improves the dialogue and decision-making in the boardroom and contributes to overall Board effectiveness. The Board is committed to diverse membership and assesses the effectiveness of its approach to Board diversity as part of the annual Board and Board committee evaluation process.

Director Independence Standards
All the Directors, other than the Chairman and CEO, are independent Directors as determined by the Board.  The Board has adopted the Director Independence Standards set forth in our Corporate Governance Guidelines to assist the Board in making director independence determinations. The Director Independence Standards are intended to comply with the New York Stock

Exchange ("NYSE") corporate governance rules, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the implementing rules of the Securities and Exchange Commission ("SEC") thereunder (or any other legal or regulatory requirements, as applicable) and the Federal Deposit Insurance Corporation Improvement Act. The Board, with the assistance of the N&CG Committee, will make independence determinations on an annual basis at the time the Board approves director nominees for inclusion in the Proxy Statement and, if a director joins the Board between annual meetings, at such time based on the applicable NYSE requirements and an evaluation of all of the relevant facts and circumstances.
Directors are requested to inform the Chair of the N&CG Committee and the Chief Executive Officer of any circumstance that might reasonably affect his or her independence under the requirements of the NYSE and these guidelines. If so notified, the Board, with the assistance of the Committee, will re-evaluate, as promptly as practicable thereafter, such director's independence. The Board will include the Chief Executive Officer, and the Board may elect or nominate other members of management as Directors.
Of the Directors of the Company who have served during 2020 , each of Ms. Allon and Messrs. Buford, Burkey, Choudhrie, Rothermel, Way, and Zuckerman (who, with the exception of Mr. Choudhrie, remain as current Directors of the Company) is considered independent, as independence for Board members is defined under NYSE rules. In determining whether these Directors met the definition of an independent director, the Board of Directors considered routine banking transactions between Customers Bank or its affiliates and certain of the Directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions we made to non-profit organizations with whom any of the Directors are associated, and any transactions that are discussed under "Transactions With Related Parties."

Board Responsibilities
The Board of Directors has many responsibilities, some requiring a very diverse set of general management as well as specific skills.
The primary functions of the Board of Directors of the Company include the following:

•Oversee the direction and management of the Company.	•Monitor corporate performance on an on-going basis against the profit plan and the performance of peer companies.
•Act in the best interests of the Company and its shareholders, and set a climate of corporate trust, confidence and overall transparency. In discharging these responsibilities, the Board relies on the expertise, honesty and integrity of the Company's executive management, other senior officers, the internal audit function, the independent accountants, and outside advisors and consultants.
•Review, advise, consult and approve business strategies and the strategic plan constructed to guide management's efforts to enhance long-term shareholder value.
•Ensure policies and processes are in place for maintaining the integrity and reputation of the Company and reinforcing a culture of ethical conduct of business, compliance with laws and regulations and management of all key business risks.
•Oversee and evaluate internal control systems and processes, financial reporting, and public disclosure of information.
•Develop strategic direction and hold management accountable for the execution of strategy, once it is developed.	•Oversee and evaluate management's implementation of, and compliance with, the Company's risk management policies.
•Establish and periodically review, update and amend corporate governance guidelines.	•Annually review the Chief Executive Officer's performance and approve his compensation.
•Establish and periodically review, update and amend codes of ethics and other appropriate policies for Directors, officers and team members.	•Conduct management succession planning and review.
•Establish and periodically review key policies guiding management in the level of risk the Company is willing to assume, including credit, liquidity, interest rate, operational, reputational, regulatory, and other risks.
•Conduct a self-evaluation at least annually to determine whether the Board and its committees are functioning effectively.
The Board executes its oversight responsibilities directly and through its committees.

Director Qualifications
The N&CG Committee identifies or evaluates and recommends candidates for Board membership to the Board. The Board has approved the following minimum qualifications for first-time nominees for director: (i) individuals of the highest character and integrity, (ii) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization or governmental entity; (iii) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; and (iv) a demonstrated ability to think and act independently, as well as the ability to work constructively in a collegial environment. In identifying candidates, nominees for director, or evaluating individuals recommended by shareholders, the N&CG Committee shall determine, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board and will consider the current composition of the Board in light of the diverse communities and geographies served by the Company and the interplay of the candidate's or nominee's experience, education, skills, background, gender, race, ethnicity and other qualities and attributes with those of the other Board members, as well as such other factors as the N&CG Committee deems appropriate.

Director Nominations
Our bylaws contain provisions that address the process by which a shareholder may nominate a candidate to stand for election to the Board of Directors at our Annual Meeting of Shareholders.  In evaluating director nominees, the N&CG Committee considers the following factors:
•The appropriate size of our Board of Directors and its committees;
•The perceived needs of the Board for particular skills, background, and business experience;
•The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board; and
•The nominees' independence.
There are no stated minimum criteria for director nominees, and the N&CG Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The N&CG Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "Audit Committee financial expert," that a majority of the members of the Board meet the definition of "independent director" under NYSE rules, and that one or more key members of management participate as members of the Board.
While we have no formal policy with respect to diversity on the Board, in order to enhance the overall quality of the Board's deliberations and decisions, the N&CG Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions, and with varied skill sets and expertise.
The N&CG Committee identifies nominees by first evaluating the current members of the expiring class of Directors willing to continue in service. Current members of the expiring class with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service, by members of the expiring class with that of obtaining a new perspective. If any member of the expiring class does not wish to continue in service or if the N&CG Committee or the Board decides not to re-nominate a member for reelection, the N&CG Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The N&CG Committee has not in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its Directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified. Bhanu Choudhrie, who served as a Class I Director, notified the Company of his resignation from the Board effective March 30, 2021. Mr. Choudhrie resigned from the Board of the Company and Customers Bank to pursue other interests. Mr. Choudhrie's resignation does not arise from any disagreement on any matter relating to the Company's strategy, operations, policies or practices. Due to his resignation, Mr. Choudhrie withdrew his name as a nominee for re-election to the Board. Pursuant to the Company's By-Laws and Articles of Incorporation, the Board has reduced the number of Directors that shall constitute the whole Board to seven, effective March 30, 2021. The Board has determined that it will not nominate a replacement Director for election at the Annual Meeting. The N&CG Committee is currently evaluating potential director candidates.

The N&CG Committee will evaluate any recommendation for a director nominee proposed by a shareholder consistent with with the Committee's Charter. The Nominating and Corporate Governance Committee Charter is available on our website at www.customersbank.com by selecting "Investor Relations," "Governance Documents," and finally selecting the Nominating and Corporate Governance Committee Charter.  See page 65 for additional information on shareholder proposals.

Board Leadership and Oversight
Chairman of the Board
Given the existence of a Lead Independent Director and the Company's overall governance profile, as well as the Board's belief that it should maintain the flexibility to determine the leadership of the Company, the Board does not have a fixed policy regarding the separation of the offices of the Chair of the Board and the Chief Executive Officer. The Board believes that the Board should select the Chair of the Board, from time to time, based on criteria that it deems to be in the best interests of the Company and its shareholders.
The Board of Directors believes that our Chief Executive Officer is best suited to serve as Chairman of the Board because he is the director most familiar with our business and the financial services industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes effective strategy development, and its execution, and facilitates information flow between management and the Board, which are essential to effective governance.
As noted above, one of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between management and strategy development on the one hand and independent oversight on the other.

Lead Independent Director
Daniel K. Rothermel, an independent director who serves as Chairman of the N&CG Committee and the Directors' Risk Committee, was selected by the Board of Directors to serve as the Lead Independent Director. As Lead Independent Director, Mr. Rothermel presides over all Board meetings when the Chairman of the Board is not present, and presides over meetings of the non-management Directors held in executive session. The Lead Independent Director also has the responsibilities to (i) following consultation with the Chairman and Chief Executive Officer and other Directors, approve Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items; (ii) call special meetings or executive sessions of the Board and call and chair executive sessions or meetings of the non-management or independent Directors and, as appropriate, provide feedback to the Chairman and Chief Executive Officer, and otherwise serve as a liaison between the independent Directors and the Chairman; (iii) work with committee chairs to ensure coordinated coverage of Board responsibilities; (iv) facilitate communication between the Board and senior management, including advising the Chairman and the Chief Executive Officer of the Board's informational needs and approving the types and forms of information sent to the Board; (v) serve as an additional point of contact for Board members and shareholders, and be available for consultation and direct communication with major shareholders; (vi) facilitate the Board's review and consideration of shareholder proposals properly submitted for inclusion in the Company's annual Proxy Statement; (vii) serve as a "sounding board" and advisor to the Chairman and Chief Executive Officer; (viii) contribute to the performance review of the Chairman and Chief Executive Officer; and (ix) stay informed about the strategy and performance of the Company and reinforce that expectation for all Board members. The Lead Independent Director also has the responsibility of acting as a liaison between management and the non-management Directors, advising the Chairman and Chief Executive Officer on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management Directors and management.

Board of Directors Oversight
As a commercial bank, Customers operates in a world with many various risks that must be effectively controlled in order for the Company to achieve its mission of increasing shareholder value.  The Board of Directors believes that establishing the right "tone at the top" and full and open communication between management and the Board of Directors are essential for effective risk management and oversight and accomplishment of its mission.  The Board has established key committees to help it in its oversight of the Company's risks, specifically the Directors' Risk Committee, the Audit Committee, the Compensation Committee, and the N&CG Committee.
At each regular Board meeting, the Directors receive a summary on areas of material interest or risk to Customers from each of the respective Board committee chairpersons conducting meetings between Board meetings.  In addition, the Chairperson of the Customers Bank Board Consumer Compliance Committee and Regulatory Management Committee, committees formed at the Bank Board level to specifically oversee Bank compliance with laws and regulations, also reports to the Company's Board. These summary reports are generally oral, although can be in writing, and assist the Directors in the early identification of emerging issues and risks to the Company accomplishing its mission of creating shareholder value. The Board of Customers also created a Management Risk Committee to monitor and oversee all risks of Customers Bank in a more detailed fashion. The Board will regularly ask a committee to investigate or focus on emerging risks or issues. The committees will also provide guidance and make recommendations to management on how to best approach issues and risks and bring any material issues to the attention of the full Board.
The Board committees are briefly explained in the following paragraphs, and their responsibilities more fully described in the immediately following sections.
The Board has established a Directors' Risk Committee which reports to and assists the Board of Directors on overseeing and reviewing information regarding our enterprise risk management framework.  The Directors' Risk Committee defines the risk appetite of the Company, and oversees the risks assumed by the Company to ensure consistency with the risk appetite.  Members of management may be invited by the Directors' Risk Committee to attend meetings thereof.  The Directors' Risk Committee held a Company-wide Risk Summit twice in 2020 with the Directors, management and select experts.  The Chief Risk Officer reports directly to the Directors' Risk Committee to facilitate clear unfettered communication between the risk professionals and the Board.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to areas of financial reporting including those related to accounting regulation. The Audit Committee consists of independent, non-executive Directors free from any relationship that would interfere with the exercise of his or her independent judgment. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee reviews the independence and performance of the auditors and annually recommends to the Board of Directors the appointment of the independent auditors or approves any discharge of auditors when circumstances warrant. The chief internal auditor reports directly to the Audit Committee to facilitate clear unfettered communication between the internal audit team and the Board. The annual internal audit risk assessment and internal audit plan are approved by the Audit Committee. The Audit Committee performs other oversight functions as requested by the Board of Directors.
The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to our compensation policies and programs and the related risks. The N&CG Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors organization and membership, and succession planning for our Directors.
Board Succession Planning
Our Board regularly reviews its composition. Our N&CG Committee is responsible for identifying and recommending director candidates to our Board for nomination. The Board, in coordination with the Board committees, also regularly considers Board leadership succession planning and committee membership.
Board Education
Our Board believes that director education is vital to the ability of directors to fulfill their roles, and supports Board members in their continuous learning. The Board encourages directors to participate in external continuing director education programs, and our company reimburses directors for their expenses associated with this participation. Our directors also attend forums and conferences convened by our primary banking regulators and independent registered public accounting firm.
CEO and Senior Management Succession Planning
Our Board oversees CEO and senior management succession planning, which is formally reviewed at least annually; two such planning sessions were held in 2020. Our CEO and our Chief Human Resources Officer provide our Board with recommendations and evaluations of potential CEO successors, and review their development progress. Our Board reviews potential internal senior management candidates with our CEO and our Director of Team Member Services, including the qualifications, experience, and development priorities for these individuals. Directors engage with potential CEO and senior management successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience. In 2020, the Board also reviewed our strategies for enhancing representation of, and professional development for, our diverse teammates for each of our eight lines of business and each of our staff areas, including information about representation at management levels.

Board Committees
The by-laws of the Company give the Board authority to designate the committees of the Board.  The committee structure and committee assignments are reviewed annually by the Board and the Board assigns Board members to various committees. The Board believes that experience and continuity are more important than mandatory rotation of committee assignments or chairs.  Standing committees include: Directors' Risk, Audit, Compensation, and N&CG Committee, each of which is comprised principally (or exclusively, as noted) of non-management Directors and has regularly scheduled meetings and as needed meetings.  Pursuant to the Company's by-laws, the Board of Directors has the ability to establish such other permanent or temporary committees as the Board deems necessary for the proper conduct of the business of the Company.  The Audit, Compensation, and N&CG Committees are comprised exclusively of Directors who meet the criteria for independence required by the NYSE and all other applicable laws, rules and regulations regarding director independence.  The Directors' Risk Committee includes a Director who also serves as Chief Executive Officer. Management Directors may attend the general session of any regularly scheduled committee meeting at the pleasure of the committee chair.
Each committee has its own charter that complies with the NYSE corporate governance listing standards and any other applicable laws, rules and regulations.  Each charter sets forth the purposes and responsibilities of the committee as well as legal or other requirements affecting the committee, the source of the committee's authority, minimum membership, membership requirements, the minimum number of meetings per year and procedures for committee member appointment. The charters also address committees reporting to the Board and provide for periodic self-evaluation.
The committee chair, in consultation with management and other committee members, develops the committee's agenda. The committee chair, in consultation with the Chairman of the Board, Lead Independent Director and/or other committee members, determines whether special committee meetings or longer meetings are advisable. The committee chair reports on a committee's meeting at the full Board meeting following the committee meeting.
The Board's standing committees also may act as committees of Customers Bank pursuant to the authorization granted to those committees by the governing documents of and resolutions adopted by the Bank's Board of Directors and the Company's Board. Each standing committee shall exercise its oversight responsibilities with the understanding that the Bank's interests are not to be subordinated to the interests of the parent holding company in a way as to jeopardize the safety and soundness of the Bank.

Board Committee Membership
The table below highlights the membership composition of our Directors on our Board committees for the Company:

Nominating and Corporate Governance
Name	Executive		Audit	Risk	Compensation
Andrea Allon			X	X
Robert J. Buford			X	X
Rick Burkey		X		X
Daniel K. Rothermel	X	X*	X	X*	X
Jay S. Sidhu	X*			X
T. Lawrence Way		X	X*	X
Steven J. Zuckerman		X			X*

* Committee Chair

Committee Charters
The Directors' Risk, Audit, Compensation, and N&CG Committees have each adopted charters which are available on our website, www.customersbank.com by selecting "Investor Relations," and then "Governance Documents."

Board of Directors Meeting Attendance
Customers' Board of Directors is scheduled to meet monthly, or as needed.  In 2020, the Company's Board of Directors met 25 times. The Company's Directors attended 94% of the applicable meetings of the full Board of Directors in 2020 and 99% of the committees of the Board on which he or she served.
While we have no formal policy regarding director attendance at our Annual Meeting, we make every effort to schedule our Annual Meeting at a time and date to maximize attendance by Directors, taking into account the Directors' schedules. We believe that Annual Meetings provide an opportunity for shareholders to communicate with Directors and have requested that all Directors make every effort to attend our Annual Meetings. Historically, with few exceptions, all of the Directors have done so.  All Directors attended the 2020 Annual Meeting of the shareholders.

Board Committee Descriptions and Responsibilities
Following is a more detailed description of each of the Board committees and their responsibilities:

Directors' Risk Committee
The Directors' Risk Committee is responsible for overseeing our enterprise risk management program and framework, including the policies, procedures and practices employed to manage key and emerging risks throughout the Company. For this purpose, the Directors' Risk Committee performs the following functions:
•Reviews and approves the Enterprise Risk Management Policy and other key policies;
•Review and approves the Company's Risk Appetite Statement;
•Reviews and approves the charters of the Directors' Risk Committee, Management ALCO and Management Risk Committees. In addition, the Committee retains the ability to authorize management to develop and implement any additional policies relating to risk identification, assessment and management;
•Receives and reviews reports from senior and executive management relative to key and emerging risks, both internal and external, and management’s actions to mitigate these risks to within acceptable tolerance levels. This includes risks within all of the major risk categories of strategic, credit, interest rate, market, liquidity, operational (including IT, third party and information/cyber security), compliance and reputation risk;

•Receives information from the Chief Internal Auditor regarding matters related to control effectiveness throughout the enterprise as appropriate;
•Receives information from the General Counsel regarding matters related to legal and compliance risk;
•Provides effective challenge to management to ensure that the Company’s strategy and operations, including proposed new products and services, remain aligned with the Company’s risk appetite;

•Identifies and prioritizes the risk factors and projected mitigation strategies associated with each CAMELS+ component. In so doing, the Committee has assigned responsibility of each risk factor to management and continuously monitors performance and controls; and
•Reviews the overall enterprise risk management priorities and discusses the strategic initiatives required to improve our risk management program and practices.
The Directors' Risk Committee held ten meetings and two Company-wide Risk Summits in 2020.  The Directors' Risk Committee Charter is available on our website at www.customersbank.com by selecting "Investor Relations," "Governance Documents," and finally selecting the Directors' Risk Committee Charter.

Audit Committee
The Audit Committee oversees the Company's internal audit function, accounting and financial reporting processes, the effectiveness of internal controls over financial reporting and operational areas, and the audits of our financial statements and internal control effectiveness assertions. For this purpose, the Audit Committee performs several functions:
•Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;
•Maintains responsibility for the appointment, compensation, oversight, retention and termination of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;
•Establishes, maintains and oversees procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;
•Reviews and discusses, with our independent registered public accounting firm, the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies in the design or operation of internal controls and significant changes in internal controls reported by the independent auditor or management, and reviews and discusses reports from management and Internal Audit regarding the Company's internal controls and procedures;

•Reviews the critical accounting policies and alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of the financial statements;
•Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;
•Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our Annual Report;
•Reviews the quarterly financial statements and earnings press releases;
•Reviews and approves related party transactions;
•Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301 (Communications with Audit Committees) and any formal written statements received from the independent registered public accounting firm; and
•Meets with the independent registered public accounting firm, chief internal auditor, chief financial officer, and chief accounting officer in executive sessions to discuss matters of concern or the overall conduct of the financial activities of the Company.
•New Audit Committee members are provided with an orientation program to educate them on Company and their responsibilities.
The Board of Directors has determined that each member of the Audit Committee in 2020 was independent as independence for Audit Committee members is defined under the NYSE rules, and has further determined the members meet the financial and accounting expertise and literacy standards pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board determined that Ms. Allon qualified as an "audit committee financial expert" within the meaning of the rules of the SEC and the NYSE.
The Audit Committee held 18 meetings during 2020.
The Audit Committee Charter is available on our website at www.customersbank.com by selecting "Investor Relations," "Governance Documents," and finally selecting the Audit Committee Charter.

Compensation Committee
The Compensation Committee is charged with the responsibility of the development and oversight of the Company's compensation philosophy for compensating executive management, officers and other key personnel.  It is the Company's objective to compensate its team members at a level sufficient to attract, motivate, and retain the talent needed to achieve the Company's mission to create shareholder value. The Compensation Committee determines that the officers and key management personnel of the Company are compensated with salary, supplemental and incentive compensation, and benefits that are consistent with its philosophy and mission.
The Compensation Committee Charter is available on our website at www.customersbank.com, by selecting "Investor Relations," "Governance Documents," and finally selecting the Compensation Committee Charter.
The Compensation Committee's duties include the following:
•Review, evaluate, and recommend to the Board the compensation of, and benefits provided to, the Company's executive officers, including the Chief Executive Officer, at least annually, and report to the Board concerning its recommendations for final Board approval; provided that the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;
•Consider the effectiveness of risk management strategies utilized during the year and the value of similar incentives to the senior executive officers of comparable companies;
•Review and approve corporate goals and objectives relevant to the compensation of the executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and approve the level of the executive officers' compensation based on that evaluation, subject to final approval by the Board;
•Annually review and adjust (if necessary) the selected peer group used to benchmark appropriate compensation levels;
•Administer the Company's equity incentive plans, including without limitation, making grants (subject to final approval by the Board) and monitoring awards under such plans, interpreting the terms of such plans and taking such other actions as contemplated by such plans;

•Review and advise on: (i) general salary, (ii) employee benefits, and (iii) other general compensation matters, with the Company's management;
•Annually review and assess compensation programs to determine if they expose the Company to unnecessary or excessive risk and to implement policies and practices that may help manage and monitor such risk within acceptable parameters; and
•Review and discuss with management the Compensation Discussion and Analysis ("CD&A") and related disclosures to be included in the Company's annual Proxy Statement or annual report on Form 10-K ("SEC Filings") and, based thereon, determine whether to recommend to the Board that the CD&A be included in the Company's annual SEC Filings.
For additional details regarding the Compensation Committee's role in determining executive compensation, please see "Executive Compensation; Compensation Discussion and Analysis" beginning at page 54 of this Proxy Statement.
The Compensation Committee held 2 meetings during 2020.
To execute its responsibilities, the Compensation Committee may determine it is advisable to use expert compensation consultants, legal counsel or other advisers.  The Compensation Committee is authorized as follows:
•The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.
•The Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee.
•The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.
•The Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking any potential conflicts of interest into consideration.

Compensation Committee Member Independence
The Board of Directors has determined that the members of the Compensation Committee in 2020, Mr. Zuckerman, Committee Chairman and Mr. Rothermel, were independent as independence for Compensation Committee members is defined under the NYSE rules.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K nor any other interlocking relationships as defined by the SEC.  Our Code of Ethics and Business Conduct prohibits any transactions between Compensation Committee members and the Company or any insiders, other than for routine banking activities.

Nominating and Corporate Governance Committee
Among its responsibilities, the N&CG Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of Directors to the full Board. The Nominating and Corporate Governance Committee Charter is available on our website at www.customersbank.com by selecting "Investor Relations," "Governance Documents," and finally selecting the Nominating and Corporate Governance Committee Charter.  This Committee:
•Reviews and assesses the adequacy of our corporate governance guidelines, personal codes of conduct and related internal policies and guidelines;
•Assists the Board in interpreting and applying corporate governance guidelines, and recommends any proposed changes to the Board for approval;
•Makes recommendations to the Board regarding non-management director compensation; and
•Oversight of the Company's ESG responsibilities.
The Board has determined that each member of the N&CG Committee in 2020 was independent as defined under NYSE rules.
The N&CG Committee held 3 meetings during 2020.

Executive Committee
Pursuant to the Company's by-laws, the Executive Committee shall have and may exercise all powers of the Board in the management of the Corporation, except as the Board may specifically limit by resolution, or except where action by the entire Board of Directors is specifically required by law.

Communicating with Our Board
Shareholders and other parties may communicate with our Board, any director (including our Chairman of the Board or Lead Independent Director), independent members of our Board as a group, or any committee. Depending on the nature of the communication, the correspondence either will be forwarded to the director(s) named or the matters will be presented periodically to our Board. The Corporate Secretary or the secretary of the designated committee may sort or summarize the communications as appropriate. Communications that are personal grievances, commercial solicitations, customer complaints, incoherent, or obscene will not be communicated to our Board or any director or committee of our Board. Communications should be addressed to the Customers Bancorp, Inc. Board of Directors, c/o Company's Corporate Secretary at 701 Reading Avenue, West Reading, PA 19611.

COMPENSATION DISCUSSION AND ANALYSIS

Overview
The following Compensation Discussion & Analysis (“CD&A”) provides an overview of the Company's compensation philosophy, objectives and process, and the structure of our 2020 executive compensation program. Further, it discusses our Compensation Committee’s rationale and decision-making process for determining the compensation of our named executive officers ("NEOs"). The Compensation Committee continues to review the potential impact of the coronavirus (COVID-19) pandemic on the Company’s 2021 performance and considered the impact of COVID-19 in its 2020 compensation decisions. This CD&A is intended to be read in conjunction with the tables which immediately follow this section and the accompanying narrative disclosure, which provide further historical compensation information for our 2020 NEOs:

Jay S. Sidhu	Chairman & Chief Executive Officer ("CEO")
Richard A. Ehst	President & Chief Operating Officer ("COO") & CEO of Customers Bank
Carla A. Leibold	Executive Vice President ("EVP") & Chief Financial Officer ("CFO")
Sam Sidhu	Head of Corporate Development & Vice Chairman, COO of Customers Bank
James T. Collins	Senior Executive Vice President ("SEVP") & Chief Administrative Officer ("CAO")

I. Executive Summary
In 2020, the Company made great strides in delivering on its operational and financial strategic goals despite significant headwinds stemming from the global COVID-19 pandemic, widespread shutdowns across the U.S. and a flat yield curve. This included generating record core earnings per share ("EPS") of $3.49, and maintaining strong capital ratios and superior asset quality despite the impact of the COVID-19 pandemic. In addition, the Company provided approximately 100,000 small businesses and non-profits access to the SBA's Payroll Protection Program loans ("PPP loans"). Total loans and leases increased $5.8 billion, or 57.5% year over year, driven by PPP loans of $4.6 billion and strong growth in short term loans to commercial mortgage companies of $1.4 billion. Total loans and leases excluding PPP loans increased $1.2 billion, or 12.1% year-over-year. Total deposits increased $2.7 billion, or 30.8% year over year, which included a $2.2 billion, or 83.9%, increase in demand deposits. The total cost of deposits dropped to 0.58% in fourth quarter 2020, down 107 basis points from 1.65% in the year-ago quarter. The Company's net interest margin, tax equivalent ("NIM"), excluding PPP loans was 3.04% for fourth quarter 2020, up from 2.89% for fourth quarter 2019. NIM, excluding PPP loans was 2.96% for full year 2020 up 21 basis points from 2.75% for full year 2019. For fourth quarter 2020, return on average assets was 1.23% and return on average common equity was 24.26%. Non-performing assets were only 39 basis points of total assets at December 31, 2020 and total deferments were only $218.5 million, or 1.9% of total loans and leases, excluding PPP loans at December 31, 2020.
Risk Management remains at the core of all of our banking operations. Dealing with COVID-19 and its continuing impact on our Team Members, customers, and communities will be a high priority in 2021. Longer term, we remain focused on our goal to achieve $6 in core earnings per share by 2026, which we expect should drive significant shareholder value creation over the coming years.
We will focus on the following key strategic priorities in 2021:
1)Continue to effectively deal with challenges presented by the COVID-19 pandemic
2)Focus and grow core banking operations, including PPP loans, with improved core profitability resulting in core EPS of $4 or higher
3)Improve our mix of assets and liabilities, while increasing our net interest margin to 3% or higher and maintaining strong capital levels
4)Participation in the second round of PPP loans to help small businesses survive and preserve jobs during the COVID-19 pandemic resulting in material increases in our equity capital and book value per share
To successfully achieve each of these priorities, we must continue to attract, retain, develop and motivate a highly-talented executive team. Our Compensation Committee believes that executive compensation should be linked to the Company's overall financial performance, strategic success and shareholder returns, and the contribution of its executives to that performance and success. Our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that supports achievement of our mission of increasing shareholder value while ensuring that these programs do not encourage excessive risks that threaten the value of the Company.
We believe our executive compensation program as developed and implemented, as presented in this CD&A, achieves these objectives.
How Our Pay Program Works
Our guiding principle is to establish compensation programs that are fair and reasonable, market competitive and performance driven. Our compensation programs are designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short-term and long-term performance. When doing this, our Compensation Committee aligns the interests of our executives with those of our shareholders in order to attain our ultimate objective of driving long-term, sustainable shareholder value. Our compensation program utilizes three primary elements:

	{	•Attracts and retains high-performing executives by providing market-competitive fixed pay although somewhat below peer average for fixed pay component
Base Salary

	{	•Drives Company-wide performance •Focuses efforts on achieving strategic business goals and for 2020 related to earnings, net interest margin and asset quality
Annual Incentives

{
•Aligns executives' interests with those of shareholders
•Motivates executives to deliver sustained long-term growth to the business and to the Company's share price
•Retains high-performing executives by providing meaningful incentive to stay with the Company
•Delivered through a mix of performance based (60%) and time based (40%) equity compensation awards

Long-Term Equity Awards

Target Pay Mix
We utilize the above-mentioned primary compensation elements to create executive compensation packages that include somewhat below average base salaries compared to our peer group and significant variable, at-risk pay in order to align pay with performance. The balance between these components may change from year to year based on corporate strategy and objectives, among other considerations. For fiscal year 2020, our CEO, COO, CFO and Head of Corporate Development had the following target pay mix:

Compensation Plan for 2020
As disclosed in the 2019 proxy, the Compensation Committee previously considered the Company's focus on improving performance rather than asset growth, and accordingly had reviewed compensation plans for smaller asset-sized peers. Considering this approach, the Compensation Committee established new lower targets and maximums for both the short-term and long-term incentive opportunities for 2019 and decided to maintain the lower targets for 2020 despite the resumption of a growth strategy, significant increase in asset size (from total assets of $9.8 billion at December 31, 2018 to total assets of $13.9 billion at December 31, 2020, excluding PPP loans) and the selection of a new peer group for 2020 that took into consideration a larger asset size. The changes in targets for the annual performance and long-term incentive awards for certain NEOs are detailed below.

Annual Performance Award: Target as a % of Salary
	For 2018		For 2019 & 2020
	Target	Maximum	Lower Target	Lower Maximum
CEO	150%	225%	85%	120%
COO	75%	113%	50%	80%
CFO	65%	98%	50%	80%
Head of Corporate Development	N/A	N/A	50%	80%

Long Term Incentive Plan: Target as a % of Salary
	For 2018		For 2019 & 2020
	Target	Maximum	Lower Target	Maximum
CEO	150%	200%	85%	136%
COO	75%	100%	65%	104%
CFO	65%	85%	65%	104%
Head of Corporate Development	N/A	N/A	65%	104%
For 2020's annual performance award, the Compensation Committee had chosen the following three goals:
1.Meet Board approved 2020 Profit Plan for core earnings (50% weight), after considering impact of COVID-19 on our customers and communities.
2.Maintain non performing assets ("NPAs") equal to or better than peer average (25% weight).
3.Maintain NIM, with performance better than peers (25% weight).
For 2021's annual performance awards, the Compensation Committee has chosen the following three goals:
1.Achieve core EPS of $4 or higher (50% weight).
2.Increase NIM to 3% or higher (25% weight).
3.Maintain NPAs equal to or better than peer average (25% weight).

In 2021, the Compensation Committee will review further the Company's peer group to ensure that the peer group continues to have good overlap in geography, business mix, and asset size for 2021. This review will take into account the Board's strategic plan for 2021 including its moderate growth strategy, excluding PPP loans and commercial loans to mortgage companies. As part of that exercise, the Compensation Committee may reassess targeted and maximum annual performance and long term incentive award percentages for 2021.

Alignment of Pay and Performance
Our compensation program is grounded in a quantified and clearly articulated and measured pay-for-performance philosophy. Performance goals in both our short- and long-term incentive plans are set at challenging levels, with the ultimate goal that the achievement of meaningful metrics will drive long-term, sustainable shareholder value. When financial and stock performance goals are not met, pay outcomes for our executives should reflect this reality.
One way to look at the alignment of pay and performance would be directional correlation between performance and pay, as well as components of pay: when performance goes up, does pay rise? Conversely, when performance goals are not achieved, does pay decline? While there are other factors certainly to consider, and there is a lag effect due to the timing of award grants, a look at our CEO compensation (as reported in the Summary Compensation Table) over the past three years is indicative of this directional pay and performance alignment. The below graphic shows CEO compensation compared to Indexed Total Shareholder Return ("TSR") and clearly showcases pay for performance alignment over the past three years.

Another View of Pay and Performance Alignment: Realizable Pay
The previous graphic does not fully tell our pay-for-performance story. We believe shareholders should understand how much of that target compensation value is actually “realizable” by executives. This comparison in the accompanying chart is another demonstration of the alignment between pay and performance that permeates our pay programs.
As shown, over the past 3 years, our CEO has received restricted stock units that total approximately $4.9 million, calculated using grant date fair value of restricted stock units; however, due to our disappointing stock price performance, the actual value that our CEO could realize from these equity awards is less. Of course, the realizable value must go up as the Company shareholder value increases.
"Target Shares” is the value of equity (restricted stock units) based on the grant date fair value.“Realizable” is defined as the equity compensation earned or deliverable for each year calculated as of the end of the 2020 fiscal year, including the intrinsic value of long-term incentive plan components, as valued on December 31, 2020 (the last trading day of fiscal year 2020) using the year-end share price of $18.18 per share.

Compensation Governance
Our Compensation Committee continues to strengthen our compensation plans, policies and practices, and reviews risk mitigation and governance matters, to ensure that our executive compensation program is incorporating market best practices. These practices, which encourage actions that are in the long-term interests of our shareholders and the Company, include:

What We Do	What We Don’t Do
✓ Keep base salaries averages below peer averages	X No immediate vesting (“single-trigger”) of equity awards
✓ Pay-for-performance philosophy and culture	X No hedging of Company shares
✓ Strong emphasis on performance-based incentive awards	X No backdating or repricing of stock option awards
✓ Comprehensive clawback policy, addressing both equity and cash awards	X No highly leveraged incentive plans that encourage excessive risk taking
✓ Responsible use of shares under our long-term incentive program	X No resetting of financial targets for performance-based incentive awards
✓ Stock ownership targets for executives and non-executive directors
✓ Engage an independent compensation consultant, who performs no other consulting work for the Company
✓ Conduct annual shareholder outreach

In 2020, the named executive officers forfeited the following stock options granted in 2015 that never became exercisable because neither the market condition nor the performance condition were satisfied at the conclusion of the performance period: Mr. Jay Sidhu - 310,000 options; Mr. Ehst - 46,395 options, Ms. Leibold - 5,000 options and Mr. Collins - 20,000 options.

Ongoing Shareholder Engagements and Our Response
We are focused on fostering strong shareholder relationships leading to mutual understanding of issues and approaches, ultimately resulting in compensation plan design and implementation strategies that foster long-term growth and are supportable by shareholders. We were happy that at our May 2020 Annual Meeting nearly 92% of the votes cast favored our Say-on-Pay proposal, and we have moved to an annual say-on-pay vote frequency to give our shareholders a more immediate way to voice their views on our compensation practices.
The Company seeks to communicate with its shareholders in a wide variety of ways, including through its website, annual report, news releases, quarterly reports, investor presentations, industry conferences, analyst days, annual meetings of shareholders and one-on-one meetings. In the last year, the Company proactively reached out to the 30 largest shareholders, which represented approximately 60% of our outstanding shares. Through our interactions, as well as by tracking industry best practices, we have gained more in-depth understanding of investor viewpoints and concerns that we have incorporated into restructuring our compensation programs and philosophy.
Changes to our compensation practices that were heavily influenced by shareholder feedback include:

What We Heard	What We Did
Demonstrate how pay and performance are aligned over time
• After reviewing the basic structure of pay mix and components, we adopted a completely formulaic approach that aligns pay with performance by establishing a Long Term Incentive ("LTI") plan that is mostly or entirely quantitative and paid entirely in restricted stock units with a 60/40 performance / time-based vesting mix.
• Strengthened our CD&A disclosure regarding how performance affects pay outcomes.

Overlapping/inappropriate selection of performance metrics for short-term and long-term awards
•TSR was viewed as inappropriate to be a short-term metric so we eliminated the TSR metric from Short Term Incentive ("STI") and introduced a LTI plan with a 3-year relative TSR metric. For 2020, the performance metrics for the short-term and long-term incentives were selected as follows. We refer to these metrics, along with the targeted and maximum amounts that can be earned by the executives, as the 2020 Compensation Plan.

	STI	LTI
	Actual Core EPS vs. Planned EPS of $3.05 (50%)	3-Year Relative TSR (33%)
	Maintain NPAs equal to or better than peer averages (25%)	3-Year Relative Return on Average Common Equity ("ROACE") (33%)
	Maintain NIM, with performance better than peers (25%)	3-Year Relative Average Non-Performing Assets to Total Assets (34%)
Performance goals were not disclosed for performance-based awards and difficult to determine rigor	• We now disclose detailed performance goals in our proxy along with the actual achievement and how it informs incentive payouts for the named executive officers.
Frequent evaluation of compensation practices might be valuable	• Starting in 2018, the Company committed to an annual frequency for the say-on-pay vote, providing more real-time feedback on compensation decisions.
Concerns on Excise Tax Gross-Up
• The Company has eliminated the excise tax gross-up from all employment agreements established in 2014 or later and committed that gross-ups will not be allowed in future agreements.
• Only the legacy employment agreements for the current CEO and COO retain the gross-up, and these provisions will sunset with the retirement of these officers.

In addition to feedback related to our executive compensation philosophy and practices, we also received input regarding other areas of our corporate governance which is discussed on page 17 in the section titled "Ongoing Shareholder Engagement and Our Response."

II. Executive Compensation Philosophy
Our Compensation Committee believes that our executive compensation program is aligned with our long-term strategic goals, long-term value creation for our shareholders and sound risk management. Our guiding principle is to establish compensation programs that are fair and reasonable, market competitive and performance driven. We seek to compensate our executives in a manner that will attract, motivate and retain the talent we need to achieve both short-term and long-term business objectives.

Core Compensation Principles
In determining the level and type of compensation for base salary and incentives, our core compensation principles are as follows:
•We believe in pay-for-performance, encouraging achievement of strategic objectives and creation of shareholder value.
•We will pay compensation that is fair and market competitive, keeping mindful of programs that may encourage excessive compensation.
•We will maintain an appropriate balance between base salary and short- and long-term incentive opportunities, generally with below average base salaries (fixed pay) and higher at risk variable pay.
•We will provide executive incentive compensation opportunities contingent on the Company's annual and long-term performance, as well as individual contributions.
•Our incentive programs are designed to motivate and reward our leadership team, while avoiding those components that may lead our team members to take inappropriate risks.

•Our incentive programs will incorporate an appropriate retention element in order to maintain a consistent, high performing management team.
•We seek to ensure comparative compensation across all divisions and departments of the Company while considering position requirements, geography, responsibilities and other relevant factors applicable to job performance.
•Our incentive compensation programs will focus on key performance metrics, including Company profitability, business area contribution to profitability and individual performance, consistent with the Company's strategic objectives.
III. Compensation Setting Process
Role of Compensation Committee
The Compensation Committee is responsible for the design, implementation and administration of the compensation program for our executive officers, including but not limited to our CEO and other NEOs. The Committee participates in the consideration of employment of prospective executive officers of the Company. The Committee also administers the Company’s equity-based incentive plans and, accordingly, is responsible for reviewing cash and equity incentives payable to executives and has the authority to grant restricted shares to all participants under the Company’s equity award plans, and to determine all terms and conditions of such awards. Although the Compensation Committee retains an independent compensation consultant to advise on compensation planning, the Committee retains, and does not delegate, any of its responsibility to determine executive compensation.

Role of Management
Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer and other members of senior management is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer and other members of the executive management team participate in compensation-related activities in an informational and advisory capacity, and the Chief Executive Officer presents performance summaries for the other named executive officers and recommendations relating to their compensation to the Compensation Committee for its review and approval.
The Chief Executive Officer excuses himself from all Compensation Committee and Board of Director discussions of his compensation. As a practical matter, he may discuss the formula by which his and other executives’ incentive compensation is structured, but does not participate in decisions regarding their awards or changes to their own compensation.

Compensation Consultant
The Compensation Committee retained the services of McLagan, which is part of the Rewards Solutions practice at Aon plc. ("McLagan") to assist with executive compensation planning and analysis. McLagan was retained by and reports directly to the Compensation Committee.
The Compensation Committee considered the independence of McLagan in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received a report from McLagan addressing McLagan’s independence and the independence of its advisors involved in the engagement which included (i) other services provided to us by McLagan; (ii) fees paid by us as a percentage of McLagan’s total revenue; (iii) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the senior advisors and any member(s) of the Compensation Committee; (v) any company stock owned; and (vi) any business or personal relationships between our executive officers and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan involved in the engagement did not raise any conflict of interest.

Peer Groups
The Compensation Committee refers to a comparative group of companies when evaluating executive compensation. At least annually, the Committee evaluates the peer group for suitability and modifies the peer group as needed. Our Compensation Committee utilizes this peer group data as one reference point along with various other factors, such as the individual's performance, experience, and competitive market conditions. As such, the Committee does not commit to setting our executive pay levels at any particular percentile of the peer group.

The general criteria we used for selecting the new peer group for 2020 included the following:
•Size - publicly owned banks of comparative asset size between $8 billion and $35 billion, from approximately 0.5x to 2.0x our core assets (excluding PPP loans)
•Business - banks with predominately commercial loans; excluding banks with unique business models and circumstances that are not comparable to our business model (i.e., wealth management focus; exclusive consumer focus, etc.).
•Region - operating in the northeast and Mid-Atlantic states
•Unique characteristics - companies we normally compete with for talent due to our unique business model, as well as our participation in certain regional and national businesses.
In terms of asset size, the Company is approximately the same size as the median of the peer group. Certain larger companies were included in the peer group because those institutions are competitors in efforts to attract and retain talent. The selected new peer group for 2020 included the following and was used in making 2020 STI and LTI award decisions:

Webster Financial Corp. (1)	First Financial Bancorp	Ocean First Financial Corp. (1)
Sterling Bancorp (1)	TowneBank	NBT Bancorp Inc.
Investors Bancorp Inc. (1)	Northwest Bancshares, Inc.	Provident Financial Services
United Bankshares Inc.	Community Bank System Inc.	Eagle Bancorp Inc.
Fulton Financial Corp (1)	WSFS Financial Corp.	Park National Corp.
Atlantic Union Bkshs Corp.	Berkshire Hills Bancorp Inc.	S&T Bancorp Inc.
WesBanco Inc.	Sandy Spring Bancorp Inc. (1)	First Commonwealth Financial
(1) New addition to 2020 peer group. Independent Bank Corp., Brookline Bancorp Inc., United Financial Bancorp, and Flushing Financial Corp. were removed from the peer group for 2020.
Consideration of Risk
The Compensation Committee strives to provide strong incentives to management for the long-term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a mix of multiple quantitative factors to avoid excessive reliance on a single performance measure. As a matter of best practice, beginning in 2010, the Compensation Committee began to periodically review the relationship between the incentive compensation provided to the named executive officers and any related incentives to take on inappropriate risk to achieve performance goals, and to confirm that the incentive compensation criteria do not encourage unnecessary and excessive risk taking.
The periodic risk assessment includes an evaluation of:
•the design of proposed incentive plans to ensure they satisfy regulatory requirements and do not encourage excessive or imprudent risk taking;
•the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and
•the Board of Directors' oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.
The most recent risk assessment concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward; are compatible with effective controls and risk management; are supportive of strong governance, including active oversight by the Board of Directors; and are not reasonably likely to have a material adverse effect on the Company.

IV. Elements of 2020 Executive Compensation
We pay our named executive officers in accordance with a pay-for-performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual incentive compensation, long-term equity awards (which include performance-based and time-vesting restricted stock units), a competitive benefits package and limited perquisites.
Beginning in 2018, the Company adopted a new executive compensation program that incorporated the feedback gathered from our investors as well as information on market practices from our independent compensation consultants to adhere to industry best practices. A significant portion of the compensation awards are performance-based to align executives’ interests with shareholders. The performance targets are set as a percentage of base salary with the ability to scale up or down depending upon the extent performance targets are reached.
The following table outlines the major elements of 2020 total compensation for our CEO, COO, CFO and Head of Corporate Development:

	Element	Term		Strategic Role
Fixed	Base Salary	Short Term	•	Helps attract and retain executives through market-competitive base pay although somewhat below peer average
			•	Based on individual performance, experience, and scope of responsibility
Performance-based	Annual Performance Awards	Short Term (paid in cash or stock, at Compensation Committee's discretion)	•	Encourages achievement of short-term strategic and financial performance metrics that create shareholder value.
			•	In 2020, corporate performance metrics included: actual Core EPS vs. Planned EPS, Maintaining NPAs equal to or better than peer averages, and Maintaining NIM with performance better than peers.
•
In 2020, the plan design was intended for awards to be made 75% cash and 25% RSUs, with a 3-year ratable vesting schedule which is a strong incentive for retention. The CEO, CFO and Head of Corporate Development voluntarily elected to receive their 2020 annual performance award entirely in Restricted Stock Units ("RSUs") with 3-year ratable vesting. The COO elected to receive his 2020 annual performance award in 70% cash and 30% RSUs.

	Long-Term Incentive Awards	Long Term	•	Aligns executives' interests with those of shareholders, motivates and rewards long-term sustained performance and creates a retention incentive through multi-year vesting.
			•	In 2020, equity awards consisted entirely of RSUs
• 40% time based (3-year ratable vesting)
• 60% performance based (3-year cliff vesting)
Fixed	Other Compensation	Short Term	•	Establishes limited perquisites in line with market practice, as well as health and welfare benefits on the same basis as our general employee population

Summary of 2020 Compensation Plan

Salary
Salary is 100% paid in cash; both the Annual Performance Award and Long-Term Incentive Award are calculated as a percentage of base salary.
2020 Annual Performance Award
Position	% of Annual Salary
	Target	Maximum
Chief Executive Officer	85%	120%
President and Chief Operating Officer	50%	80%
Chief Financial Officer	50%	80%
Head of Corporate Development	50%	80%
	2020 Award Allocation
Annual performance awards are paid:	Planned	Actual
Cash	75%	—%
RSUs with 3-year ratable vesting.	25%	100% *
* Except for the COO who elected 70% cash and 30% RSUs due to his expected retirement in 2021.

Performance Metrics for Grant of Award	Metric Weighting
Actual Core EPS vs. Planned EPS of $3.05	50%
Maintain NPAs equal to or better than peer averages	25%
Maintain NIM, with performance better than peers	25%
The achievement of all other objectives laid out at the October 2018 Analyst Day were considered as well as the impact of COVID-19 on our customers and communities, including significant achievement in the SBA PPP program.

Award Class	Award Multiple
120% of metric target	150%
110% of metric target	125%
100% of metric target	100%
80% of metric target	50%
Less than 80% of metric target	0%

2020 Long Term Incentive Plan
Position	% of Annual Salary
	Target	Maximum
Chief Executive Officer	85%	136%
President and Chief Operating Officer	65%	104%
Chief Financial Officer	65%	104%
Head of Corporate Development	65%	104%
Long-Term Incentive Awards are 100% RSUs:

40% of award time based with ratable vesting over three years
60% of award performance based with three year cliff vesting

Performance Metrics to Vest Award	Metric Weighting
Three year Relative Total Shareholder Return	33%
Three year Relative Return on Average Common Equity	33%
Three year Relative Average Non-Performing Assets to Total Assets	34%

Award Class	Award Multiple
120% of metric target	150%
110% of metric target	125%
100% of metric target	100%
80% of metric target	50%
Less than 80% of metric target	0%

Both cash and equity awards are subject to clawback provisions.
For 2020, the Compensation Committee maintained the lowered target and maximum award amounts established in 2019 for both the annual performance award and long-term incentive plan, and changed the goals for the annual incentive award. Those changes are detailed in the above section "Compensation Plan for 2020" on page 37.

Base Salary
The Compensation Committee believes that base salaries for named executive officers should be targeted at the lower end of market competitive levels, which is offset by an above average bonus potential.
In setting base salary levels, the Compensation Committee assesses:
•competitive base salary information and peer market data (base salaries are generally set somewhat below peer averages)
•individual performance
•responsibilities
•leadership
•operational effectiveness
•experience in the industry
•competitive market conditions
For 2020, our NEOs received the following base salary compensation:

Executive	2019 Base Salary	2020 Base Salary	Percent Increase
Jay S. Sidhu	$736,000	$736,000	—%
Richard A. Ehst	$475,000	$475,000	—%
Carla A. Leibold	$400,000	$400,000	—%
Sam Sidhu	$—	$375,000	N/A
James T. Collins	$290,000	$305,000	5.2%
The Compensation Committee took into consideration all of the aforementioned criteria as well as overall Company performance and total compensation mix to determine 2020 base salary levels. The CEO, COO and CFO did not receive any increases to their base salaries in 2020 and will not receive an increase in 2021.

Annual Incentive Awards
Annual performance awards are provided to reward our team members for achieving and exceeding predefined performance goals, including Company performance, division/department performance and individual contribution by the team member, as appropriate for the team member's position and role in the Company.
The Compensation Committee defines performance measures and goals for four of our named executive officers (our CEO, CFO, COO, and Head of Corporate Development). Based on the weighted level of performance achieved versus pre-defined metrics, these executives can earn an award greater than or less than target, ranging from 0% up to 120% of base salary. The performance measures support our strategic plan and are utilized to create accountability and ensure rewards are tied to our financial and strategic success.
For 2020, target and maximum annual incentive opportunities were as follows (% of salary):

Executive	Target	Maximum
Jay S. Sidhu	85%	120%
Richard A. Ehst	50%	80%
Carla A. Leibold	50%	80%
Sam Sidhu	50%	80%

The 2020 annual performance award for the CEO, CFO and Head of Corporate Development were all paid in restricted stock units that vest ratably over a three year period. The 2020 annual performance award for the COO was paid in 70% cash and 30% restricted stock units that vest ratably over a three year period. This was done since the COO was expecting to announce his retirement before the end of 2021. This is the third consecutive year in which the annual performance awards for the CEO and CFO were paid entirely in restricted stock units.

2020 Performance Metrics and Results
The performance measures utilized in 2020 are summarized below:

Metric	Weighting	Threshold	Target	Outperformance	Maximum
Core EPS (1) vs. Planned EPS	50%	80%	100%	110%	120%
Maintain NPAs equal to or better than peers averages	25%	80%	100%	110%	120%
Maintain NIM, with performance better than peers	25%	80%	100%	110%	120%
Performance Award		80%	100%	110%	120%
(1) Core EPS is a non-GAAP measure, defined as net income to common shareholders adjusted for unusual income or expense items as determined appropriate by the Compensation Committee to exclude from the calculation of the annual performance award.

These three goals were chosen because of their alignment with near-term achievements that should drive shareholder value over the long-term.
•Actual Core EPS vs. Planned EPS was weighted at 50% compared to a weighting of 25% for each of the other two metrics because of the importance of achieving the financial goals established at the beginning of the year.
Actual Core EPS vs. Planned EPS was chosen as a metric because management should have significant influence over achieving the financial goals as set by the Board, and Core EPS is a primary valuation driver for the stock.
•The non-performing asset goal was chosen given the critical importance of effectively managing and monitoring credit risk on the Company's lending and investing activities and the negative impact significant credit losses can have on the Company's earnings, capital position and overall profitability.
•The net interest margin goal was chosen because it captures the targeted mix changes in both loans and deposits, and a wider margin is part of the broader strategy to improve profitability.

Actual performance against the three goals was as follows:
•Actual Core EPS vs. Planned EPS. Core EPS for 2020 was $3.49, $0.44 above Planned EPS of $3.05. The Compensation Committee considered that record earnings were achieved in 2020 despite a significant 150 basis point drop in the fed funds rate in first quarter 2020, a relatively flat yield curve throughout 2020, and the COVID-19 pandemic, all of which were not contemplated in the 2020 Profit Plan that was approved by the Board earlier in the year. The Compensation Committee also considered that the 2020 provision for credit losses on loans and leases of $63 million was about 5 times higher than the forecasted amount included in the 2020 Profit Plan because of the COVID-19 pandemic and its impact on the Company's current expected credit loss (CECL) models. Given the significant achievement above the Planned EPS goal despite many unforeseen headwinds during 2020, the Compensation Committee awarded the executives the maximum payout for this goal.
•Maintain NPAs equal to or better than peer averages. NPAs at December 31, 2020 were $71.2 million, or 39 basis points of total assets. This performance was significantly better than the peer average and resulted in the maximum payout for this goal. The Compensation Committee also considered the superior management of credit quality during unprecedented times of a global pandemic and widespread shutdowns across the U.S. in determining that the maximum payout for this goal was warranted.
•Maintain NIM, with performance better than peers. NIM was 2.78% in fourth quarter 2020 and 2.71% for full year 2020. NIM, excluding PPP loans was 3.04% in fourth quarter 2020 and 2.96% for full year 2020. Fourth quarter 2019 NIM was 2.89% and full year 2019 NIM was 2.75%. Despite actual fourth quarter and full year 2020 NIM results below the peer average, the Compensation Committee considered that NIM, excluding PPP loans had widened 15 basis points from fourth quarter 2019 and 21 basis points from full year 2019. This NIM expansion was achieved while NIM was contracting broadly across the industry and on average by about 30 basis points for the Company's peer group. The Compensation Committee considered the significant NIM expansion in a period of widespread NIM contraction as superior performance and awarded the executives the maximum payout for this goal.
Although not specifically included in the annual performance goals, the Compensation Committee also considered the significant achievement in the SBA's PPP program during 2020, the successful divestiture of BankMobile Technologies, Inc. on January 4, 2021, fourth quarter 2020 return on average assets of 1.23% and return on average common equity of 24.26% in awarding the maximum annual performance payout to the executives.

2020 Earned Bonuses
Based upon the preceding performance discussion, the Compensation Committee authorized payouts for the annual performance award to the four eligible executives as follows:

Executive	2020 Earned Incentives		Planned Allocation		Actual Approved by Compensation Committee
	Payout % (1)	$	Cash	Equity	Cash	Equity
Jay S. Sidhu	120%	$883,200	$662,400	$220,800	$0	$883,200
Richard A. Ehst	80%	$380,000	$285,000	$95,000	$266,000	$114,000
Carla A. Leibold	80%	$320,000	$240,000	$80,000	$0	$320,000
Sam Sidhu	80%	$300,000	$225,000	$75,000	$0	$300,000
(1)Earned payout % was maximum percentage of base salary as the Compensation Committee considered record earnings in 2020 and significant financial achievements, including participation in the PPP, divestiture of BankMobile Technologies on January 4, 2021 and achievements of other short term and long term targets disclosed at our Analyst Day conference on October 17, 2018.
The payout for the annual performance award was planned at 75% cash and 25% restricted stock units, but for the 2020 annual performance awards, Messrs. Jay Sidhu and Sam Sidhu and Ms. Leibold voluntarily elected to receive 100% of their awards in the form of restricted stock units that vest ratably over three years. The annual performance award for Mr. Ehst was paid 70% cash and 30% restricted stock units that vest ratably over 3 years. These equity awards will be reported as 2021 Stock Awards, the year in which they were granted, in the 2022 Proxy Statement.
Annual Incentives for Other NEOs
Mr. Collins earned $180,300 for 2020 annual incentive awards of which $80,000 was paid in cash and $100,300 was paid in restricted stock units, of which 60% is performance based with 3-year cliff vesting and 40% is time based with 3-year ratable vesting. The performance based criteria included in Mr. Collin's RSU award is the same performance criteria included in the Company's LTI plan. The annual incentive awards and long-term equity awards granted to Mr. Collins were based entirely on the discretion of the Compensation Committee after consideration of feedback from the CEO.

Long-Term Equity Incentives
Long-term equity incentives represent the largest at-risk element of our executive compensation program. Our equity incentives are designed to align the interests of our executive officers with those of our shareholders by creating an incentive for our executive officers to maximize shareholder value.
Certain equity grants are made within the context of our long-term incentive plan, with equity grants made annually with a significant performance based vesting component to align with the Company's long-term goals.
Long-term incentives are delivered entirely in the form of RSUs, with 40% of the award subject to time-based vesting and 60% of the award subject to performance-based criteria. The Compensation Committee believes this mix further reinforces our pay- for-performance philosophy, serves as a strong retention vehicle, and aligns executive and shareholder interests.
The awards had the following vesting and performance criteria:
Time-vesting RSUs - These awards vest ratably over three years, with one-third of the shares vesting each year on the anniversary of the grant date.
Performance-based RSUs - these awards vest three years after their grant date (i.e., cliff vesting) subject to performance with regard to the following metrics:

Metrics	Weighting
3-year Relative Total Shareholder Return	33%
3-year Relative Return on Average Common Equity	33%
3-year Relative Average Non-Performing Assets to Total Assets	34%

These performance based goals were chosen because:
•Three year relative Total Shareholder Return was chosen because the shareholder return is considered a good measure of the value that management is creating for shareholders over a period of time.

•Three year relative Return on Average Common Equity was chosen because it is viewed as a good measure of the Company's profitability and the returns it generates from its balance sheet. This profitability is also expected to be a driver of shareholder value over time.
•Three year relative Average Nonperforming Assets to Total Assets was chosen as a metric to capture asset quality. The Company believes that the riskiness of the balance sheet determines the amount of capital that should be held and capturing non-performing assets as a percent of assets is the most meaningful metric for measuring asset quality, a key element for a sustainable profitable bank through all economic cycles, and measuring the credit risk profile of the Company.
For each goal, awards vest based on Company performance relative to its peers as follows:

	Performance Requirement (% of peer group median)	Performance Award Multiple
Threshold	80%	50%
Target	100%	100%
Outperformance	110%	125%
Maximum	120%	150%
2019 Long-Term Equity Incentives Granted in 2020
The following table shows the 2020 long-term equity incentive awards granted to the CEO, COO, and CFO on April 2, 2020, which reflected the lower targeted amounts disclosed in the 2019 Proxy Statement.

	Time-Based RSUs		Performance-Based RSUs		Total LTI Award
Executive	Granted (#)	Grant Date Fair Value ($)	Granted (#)	Grant Date Fair Value ($)	Granted (#)	Grant Date Fair Value ($)
Jay S. Sidhu	24,949	250,238	37,424	375,363	62,373	625,601
Richard A. Ehst	12,313	123,499	18,470	185,254	30,783	308,753
Carla A. Leibold	10,370	104,011	15,552	155,987	25,922	259,998

2020 Long-Term Equity Incentives Granted in 2021
The following table shows the 2020 long-term equity incentive awards granted to the CEO, CFO and Head of Corporate Development on April 7, 2021, which reflected the lower targeted amounts disclosed in the 2019 Proxy Statement and described above.

	Time-Based RSUs		Performance-Based RSUs		Total LTI Award
Executive	Granted (#)	Grant Date Fair Value ($)	Granted (#)	Grant Date Fair Value ($) (1)	Granted (#)	Grant Date Fair Value ($)
Jay S. Sidhu	9,895	309,120	14,843	463,695	24,738	772,815
Carla A. Leibold	3,841	119,993	5,762	180,005	9,603	299,998
Sam Sidhu	3,601	112,495	5,402	168,758	9,003	281,253
(1) Grant date fair values are estimated for performance-based RSUs.
The Compensation Committee will continue to review and approve long-term equity incentive awards annually at its April meeting.

V. Additional Compensation Policies and Practices
Executive Stock Ownership Requirements
To help ensure a strong alignment between executives and shareholder interests, the Company has adopted an equity ownership policy. The Company requires the executive management team to have an equity ownership interest in Customers Bancorp, Inc., in accordance with the following schedule:

Position	Requirement
Chief Executive Officer	6x Annual Base Salary
Chief Operating Officer, Chief Financial Officer	3x Annual Base Salary
Other Executive Officers (1)	1x Annual Base Salary

(1)	Excludes the Chief Internal Auditor, Chief Risk Officer, and Chief Credit Officer. The Compensation Committee defines which executive vice presidents are subject to the share ownership requirements.
Equity ownership interests that are counted towards meeting this requirement include the value of all owned or vested stock issued by the Company, including shares held in the employee stock purchase plan, unvested restricted share units, and unvested deferred units (including both the employee and the employer contribution to the Bonus Recognition and Retention Program ("BRRP")). The value of stock options, vested or unvested, are not considered in meeting the equity ownership requirements. Restricted share units that vest can be sold by an executive in order to generate sufficient cash to cover the tax obligation associated with the shares vesting.
Executives have five years from March 2016 or the executive's date of hire or promotion to accumulate their respective ownership interest in compliance with these guidelines. The current value of the shares the executive will own after any sale of common stock, other than a sale of common stock to meet tax obligations, must exceed the equity ownership requirement. It is permissible for the executive who does not meet the ownership requirements to exercise vested options in a cash settlement.

Anti-Hedging Policy

Both the Company’s Code of Conduct and Insider Trading Policy prohibit the Company’s directors, officers and team members from engaging in hedging transactions involving the Company’s securities. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or team member to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or team member may no longer have the same objectives as the Company’s other shareholders. Therefore, the Company prohibits directors, officers and team members from engaging in such transactions.

Clawback Policy

All equity and cash awards are subject to the Company's clawback policy. The Company reserves the right to “clawback” up to 100% of unvested restricted shares, options, or other stock based compensation awards as well as cash compensation in the event that subsequent discovery reveals that the awards were made based on faulty financial results. The clawback provision would also be triggered by the engagement of conduct that includes: illegal activity, breach of a fiduciary duty, intentional violation or grossly negligent disregard of our policies, rules, or procedures. Additional clawback provisions will be incorporated as promulgated by the SEC or other regulatory body.

Employee Benefits

We provide health, life, vision and dental insurance, and matching 401(k) contributions, on terms similar to those provided to team members generally. See "Insurance" and "401(k) Retirement Savings and Profit Sharing Plan" below. We also provide Messrs. Jay Sidhu, Sam Sidhu, Ehst and Collins with automobiles they primarily use for business purposes. We provide country club memberships for Messrs. Jay Sidhu and Sam Sidhu.

In 2019, the Compensation Committee and the Board of Directors approved a death benefit for Mr. Ehst in the event of his passing while he is employed (hereinafter the "Death Benefit Plan"). The Death Benefit Plan provides that if Mr. Ehst were to pass away while employed, his estate receives $1.3 million. Upon Mr. Ehst’s retirement, the death benefit ceases.
401(k) Retirement Savings and Profit Sharing Plan
Customers Bank has a 401(k) profit sharing plan whereby eligible team members may contribute up to 100% of their salary to such plan up to the IRS annual contribution limit.  Customers Bank provides a matching contribution equal to 50% of the first 6% of the contribution made by the team member.
Insurance
All benefits eligible team members are eligible for medical (which includes hospitalization, major medical and prescription drug), dental, vision, basic term life, accidental death and dismemberment, short and long term disability. The basic term life, accidental death and dismemberment, short and long term disability benefits are paid for by Customers Bank. If the team member elects either medical, dental or vision coverage, they pay a portion of the premiums as well as out-of-pocket and co-pay costs.
Compliance with Section 409A of the Internal Revenue Code
The executive compensation arrangements are intended to be maintained in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements and tax penalties on the affected team members if their deferred compensation arrangements do not comply with those restrictions.
Supplemental Executive Retirement Plan for Chair and Chief Executive Officer
Pursuant to a previous employment agreement with Mr. Jay Sidhu, we established a supplemental executive retirement plan ("SERP") for Mr. Jay Sidhu in 2010.  The SERP is a deferred compensation plan whereby we created a reserve account on our books for Mr. Jay Sidhu.  During third quarter 2010, we credited an amount to this account that was sufficient to create a hypothetical fund that would provide payments of $300,000 per year for fifteen years commencing on Mr. Jay Sidhu's sixty-fifth birthday, assuming a rate of return of 7% per year, compounded annually.  Additionally, we credit the account with any gains or losses as if we had deposited the amounts in certain investment funds selected by Mr. Jay Sidhu. Mr. Jay Sidhu is now fully vested in the SERP.
Mr. Jay Sidhu's entire interest in the account will be paid to him in fifteen annual installments beginning generally upon the later of (a) his separation from service, or (b) his sixty-fifth birthday. Mr. Jay Sidhu is now 69 years of age and is therefore entitled to SERP payments. Any portion of Mr. Jay Sidhu's interest in the account remaining upon his death will be paid to his beneficiary in a single lump sum. In the event of Mr. Jay Sidhu's death prior to the later of (a) his separation from service with us, or (b) his sixty-fifth birthday, $3.0 million will be paid to his beneficiary in a single lump sum in lieu of the installment payments described above.
These obligations under the SERP will be general unsecured obligations by us to pay money in the future. Mr. Jay Sidhu will have no rights to any assets or investments held by us to meet our obligations under the SERP, except as a general creditor of the Company.

Named Executive Officer Agreements
On December 30, 2016, we entered into an amended and restated employment agreement with Mr. Jay Sidhu as Chairman and CEO of Customers.  Under the terms of the agreement, Mr. Sidhu will receive a minimum base salary plus a performance-based incentive bonus and a monthly car allowance.  The term of the agreement is annually extended to another year unless Mr. Sidhu or the Company give notice to the contrary.  Mr. Sidhu will also be entitled to cash or equity incentive compensation up to the amount of his base salary under an executive incentive plan to be approved by the Board of Directors.  The December 30, 2016 employment agreement with Mr. Sidhu eliminated the previous employment agreement provisions providing that Customers, in connection with an acquisition or a raise of capital, (i) up to $400 million, grant Mr. Sidhu options to purchase up to 10.0% of the shares issued in such issuance; (ii) from $401 million to $749 million, grant Mr. Sidhu options to purchase up to 6.7% of the shares issued in such issuance; and (iii) above $750 million of equity, grant Mr. Sidhu options to purchase up to 3.4% of the shares issued in such issuance.
Under a previous employment agreement with Mr. Sidhu, our Board of Directors developed and implemented a non-qualified retirement income plan designed to provide Mr. Sidhu with a retirement benefit, targeted at $300,000 per year (depending on performance of the investments in the informal funding vehicle) for 15 years commencing upon his retirement at or after age

65. The supplemental executive retirement plan established for Mr. Sidhu is described in more detail above and in "Non-qualified Deferred Compensation" on page 59 of this Proxy Statement.
On December 30, 2016, the Company and Mr. Sidhu also entered into a letter agreement (the "Sidhu Letter Agreement"), which, subject to certain conditions, provided for the payment of a one-time cash bonus to Mr. Sidhu in connection with the completion of the sale of the BankMobile division of Customers Bank ("BankMobile") to a third party. However, due to the change in strategy to dispose of the BankMobile business via a spin-off of the BankMobile business to the Customers Bancorp, Inc. shareholders through an in-kind dividend and subsequent merger of that business into another bank, which if completed, would not have generated any revenue to Customers, the letter agreement was terminated by Mr. Sidhu. No payments were made to Mr. Sidhu pursuant to this letter agreement.
On December 30, 2016, we also entered into amended and restated employment agreements with Mr. Ehst as Chief Operating Officer of Customers. With respect to Mr. Ehst's employment agreement, the term of the agreement is annually extended for another year unless Mr. Ehst or we give notice to the contrary. Mr. Ehst receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him.  The December 30, 2016 employment agreement with Mr. Ehst also eliminated the previous employment contract provisions providing that Customers, in connection with an acquisition or a raise of capital, (i) up to $400 million, grant Mr. Ehst options to purchase up to 1.5% of the shares issued in such issuance; (ii) from $401 million to $749 million, grant Mr. Ehst options to purchase up to 1% of the shares issued in such issuance; and (iii) above $750 million of equity, grant Mr. Ehst options to purchase up to 0.5% of the shares issued in such issuance.
Each of Messrs. Sidhu and Ehst will be entitled to severance compensation under their respective agreements if he terminates his employment for "Good Reason" (as defined in their respective employment agreements), if his employment is terminated by us other than for "Cause" (as defined in their respective employment agreements) during the employment term or on expiration of the employment term. If a "Change in Control" (as defined in their respective employment agreements) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years' annual performance bonuses, for the greater of (a) three years in the case of Mr. Sidhu and two years in the cases of Mr. Ehst, or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits ("health benefits") for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual performance bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any "parachute payment" excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.
On October 23, 2019, we entered into an employment agreement with Ms. Leibold as Chief Financial Officer of Customers. With respect to Ms. Leibold's employment agreement, the term of the agreement is for two years and is annually extended for another year commencing on the one-year anniversary of the effective date thereof unless Ms. Leibold or we give notice to the contrary. Ms. Leibold receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for her.
Ms. Leibold will be entitled to severance compensation under her employment agreement if she terminates her employment for "Good Reason" (as defined in her employment agreement), if her employment is terminated by us other than for "Cause" (as defined in her employment agreement) during the employment term or on expiration of the employment term. If a "Change in Control" (as defined in her employment agreement) has not occurred within twelve months before termination of employment, then: (1) she will receive the sum of her then current base salary plus the average of her last three years' annual performance bonuses, for the greater of (a) two years, or (b) the period of time remaining in her employment term, generally payable in equal installments on her normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards she has received will vest in full; (3) she will be entitled to an allocable fraction of any cash bonus that would have been payable to her for the current year had she remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life insurance benefits ("health benefits") for the shorter of the period on which her cash severance compensation is measured or the maximum period we are then permitted to extend her benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of her employment, then: (1) she will receive cash equal to three times the sum of her then current base salary plus the average of her annual performance bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards she has received will vest in full; (3) she will be entitled to an allocable fraction of any performance bonus that would have been payable to her for the current year had she remained employed through the date of payment; and (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend her benefit under the applicable plan or policy or applicable law, subject to a reduction of this aggregate amount to the maximum amount allowable without causing her to become subject to any "parachute payment" excise tax under Section 4999 of the Code.
On January 22, 2020, we entered into an employment agreement with Mr. Sam Sidhu as Head of Corporate Development and Chief Operating Officer of Customers. With respect to Mr. Sam Sidhu's employment agreement, the term of the agreement is for three years and is annually extended for another year commencing on the one-year anniversary of the effective date thereof unless Mr. Sidhu or we give notice to the contrary. Mr. Sidhu receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him.
Mr. Sam Sidhu will be entitled to severance compensation under his employment agreement if he terminates his employment for "Good Reason" (as defined in his employment agreement), if his employment is terminated by us other than for "Cause" (as defined in his employment agreement) during the employment term or on expiration of the employment term. If a "Change in Control" (as defined in his employment agreement) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years' annual performance bonuses, for the greater of (a) three years, or (b) the period of time remaining in the employment term, generally payable in equal installments on the normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life insurance benefits ("health benefits") for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual performance bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law, subject to a reduction of this aggregate amount to the maximum amount allowable without causing him to become subject to any "parachute payment" excise tax under Section 4999 of the Code.
Mr. Collins does not have an employment agreement with us providing for compensation in connection with severance or a change of control. On December 22, 2010, we entered into a Change of Control Agreement with Mr. Collins. Under the Change of Control Agreement, the executive is entitled to certain payments if his employment is terminated other than for Cause, or by the executive for Good Reason, in each case within one year after a Change in Control of the Company. If these events occur, the executive is entitled to a single lump sum payment, subject to tax withholding obligations, of (i) two hundred percent (200%) of the highest rate of base annual salary in effect for the executive during the twelve month period prior to termination of employment, and (ii) two hundred percent (200%) of the average of the aggregate annual performance bonuses earned by the executive during each of the three preceding fiscal years. The Change of Control Agreement contains non-solicitation and similar covenants that remain in effect for a period of twelve months following termination upon a Change in Control, as well as covenants related to confidentiality of proprietary information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company's Annual Report on Form 10-K.
Compensation Committee:
Steven J. Zuckerman, Chairman
Daniel K. Rothermel

EXECUTIVE COMPENSATION
The following table discloses the compensation earned or awarded with respect to our named executive officers during the years indicated.  The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2020 compensation decisions for the named executive officers.
The table below sets forth the compensation for each of the named executive officers for the fiscal years ended December 31, 2020, 2019, and 2018.  The cash bonus column includes amounts earned during the years reported pursuant to the annual short-term incentive program which are payable in cash. Amounts reported under the stock awards and option awards columns include stock and options granted during the year reported based on the grant date fair value regardless of the year in which it is earned. For example, the amounts reported under 2020 Stock Awards for our CEO include restricted stock units ("RSUs") granted in 2020 for 2019 annual incentive awards and RSUs granted in 2020 for 2019 long-term incentive awards.
Summary Compensation Table (10)

	Year	Salary ($) (9)	Cash Bonus ($)		Stock Awards ($) (6)	Option Awards ($) (7)	All Other Compensation ($) (8)	Total ($)
Jay S. Sidhu	2020	764,308	—	(1)	1,508,801	—	59,143	2,332,252
Chairman & CEO	2019	736,000	—	(1)	2,281,767	—	33,539	3,051,306
	2018	680,932	—	(1)	1,136,505	—	11,649	1,829,086
Richard A. Ehst	2020	493,269	266,000	(2)	688,753	—	29,111	1,477,133
President, COO & CEO of	2019	475,000	—	(2)	736,314	—	11,795	1,223,109
Customers Bank	2018	475,000	—	(2)	424,409	—	10,000	909,409
Carla A. Leibold	2020	415,385	—	(3)	579,998	—	18,264	1,013,647
EVP & CFO	2019	346,154	—	(3)	437,359	—	7,615	791,128
	2018	248,056	—	(3)	240,033	—	7,440	495,529
Sam Sidhu	2020	351,923	—	(4)	6,757,300	—	49,639	7,158,862
Head of Corporate Development & Vice Chairman,
COO of Customers Bank
James T. Collins	2020	307,212	80,000	(5)	270,300	—	10,542	668,054
SEVP & CAO	2019	279,615	—	(5)	25,006	—	8,997	313,618

(1)Mr. Jay Sidhu earned a bonus of $883,200 for 2020, all of which was received in restricted stock units in 2021 and will be reported as 2021 Stock Awards in the 2022 Proxy Statement.
Mr. Jay Sidhu earned a bonus of $883,200 for 2019, all of which was received in restricted stock units in 2020 and is reported as 2020 Stock Awards in the table above.
Mr. Jay Sidhu earned a bonus of $1,177,757 for 2018, all of which was received in restricted stock units in 2019 and is reported as 2019 Stock Awards in the table above.
(2)Mr. Ehst earned a bonus of $380,000 for 2020, of which $266,000 was received in cash and $114,000 was received in restricted stock units in 2021. The restricted stock units will be reported as 2021 Stock Awards in the 2022 Proxy Statement.
Mr. Ehst earned a bonus of $380,000 for 2019, all of which was received in restricted stock units in 2020 and is reported as 2020 Stock Awards in the table above.
Mr. Ehst earned a bonus of $380,067 for 2018, all of which was received in restricted stock units in 2019 and is reported as 2019 Stock Awards in the table above.
(3)Ms. Leibold earned a bonus of $320,000 for 2020, all of which was received in restricted stock units in 2021 and will be reported as 2021 Stock Awards in the 2022 Proxy Statement.
Ms. Leibold earned a bonus of $320,000 for 2019, all of which was received in restricted stock units in 2020 and is reported as 2020 Stock Awards in the table above.
Ms. Leibold earned a bonus of $277,368 for 2018, all of which was received in restricted stock units, including $100,011 which was granted in 2018 and included in 2018 Stock Awards in the table above. The remaining $177,357 is included in 2019 Stock Awards in the table above.
(4)Mr. Sam Sidhu earned a bonus of $300,000 for 2020, all of which was received in restricted stock units in 2021 and will be reported as 2021 Stock Awards in the 2022 Proxy Statement.
Mr. Sam Sidhu was granted an initial inducement award in 2020 upon joining the Company of 300,000 restricted stock units at a grant date fair market value of $6,657,000. The restricted stock units have a 10 year term and vest on the fifth anniversary of the grant date and are subject to certain performance criteria.
(5)Mr. Collins earned a bonus of $180,300 for 2020, of which $80,000 was received in cash and $100,300 was received in restricted stock units in 2020 and is reported as 2020 Stock Awards in the table above.
Mr. Collins earned a bonus of $170,000 for 2019, all of which was received in restricted stock units in 2020 and is reported as 2020 Stock Awards in the table above.

(6)Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the stock awards described in footnotes 1 through 5 above. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2020 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS). For performance-based restricted stock units granted during 2020, the maximum potential value that can be earned is as follows: Mr. J. Sidhu - $563,044; Mr. Ehst - $277,881; Ms. Leibold - $233,980; Mr. Sam Sidhu $90,270: Mr. Collins $90,270.
(7)Represents the aggregate grant date fair value, as calculated in accordance with FASB ASC Topic 718, of option awards. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2020 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS).
(8)The amounts listed in this column include matching 401(k) contributions paid under our 401(k) Retirement Savings and Profit Sharing Plan for each of Messrs. Jay Sidhu, Sam Sidhu, and Collins and Ms.Leibold; and country club memberships for Mr. Jay Sidhu and Mr. Sam Sidhu. We provide Messrs. Jay Sidhu, Ehst, Sam Sidhu and Collins with automobiles which they primarily use for business purposes. All Other Compensation also includes the value attributable to their personal use of these automobiles for Mr. Jay Sidhu and Mr. Ehst in 2020, 2019, and 2018, Mr. Collins in 2020 and 2019, and Mr. Sam Sidhu in 2020.
(9)Amounts shown in this column consist of base salary paid during the year on a bi-weekly basis. Calendar year 2020 contained 27 bi-weekly pay periods, rather than the usual 26 bi-weekly pay periods. This additional pay period occurs approximately once every 11 years because we pay on a bi-weekly basis. As a result of the additional bi-weekly pay period in 2020, salary amounts for 2020 are slightly higher than the annual base salary rate.
(10)The following columns are intentionally omitted from this table: Non-Equity Incentive Plan Compensation, Change in Pension Value, and Non-qualified Deferred Compensation Earnings. The table also does not reflect expected long-term equity incentive awards for 2021 that may be awarded consistent with the Company's compensation plan which will be disclosed as 2021 Stock Awards in the 2022 Proxy Statement.

Grants of Plan Based Awards (1)
The following table sets forth certain information regarding awards granted to each of our named executive officers during 2020.  60% of the RSUs issued on April 2, 2020 to Messrs. Jay Sidhu, Ehst, Sam Sidhu and Collins and to Ms. Leibold are subject to additional performance-based vesting criteria consistent with the compensation plan implemented in 2018. In connection with the hiring of Mr. Sam Sidhu in 2020, the Company awarded him 300,000 RSUs as an initial inducement award. The Compensation Discussion and Analysis includes additional information regarding the incentive awards made to named executive officers and our share based compensation programs.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of Common Stock	All other option awards: Number of shares of Common Stock underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Share)	($) (2)
Jay S. Sidhu	1/22/2020				38,907	—	—	883,200
	4/2/2020				24,949	—	—	250,238
	4/2/2020	18,712	37,424	56,136		—	—	375,363
Richard A. Ehst	1/22/2020				16,740	—	—	380,000
	4/2/2020				12,313	—	—	123,499
	4/2/2020	9,235	18,470	27,705		—	—	185,254
Carla A. Leibold	1/22/2020				14,097	—	—	320,000
	4/2/2020				10,370	—	—	104,011
	4/2/2020	7,776	15,552	23,328		—	—	155,987
Sam Sidhu	1/22/2020				300,000	—	—	6,657,000
	4/2/2020				4,000	—	—	40,120
	4/2/2020	3,000	6,000	9,000		—	—	60,180
James T. Collins	1/22/2020				7,610	—	—	170,000
	4/2/2020				4,000	—	—	40,120
	4/2/2020	3,000	6,000	9,000		—	—	60,180
(1)The following column is intentionally omitted from this table: Estimated Future Payouts under Non-Equity Incentive Plan Awards.
(2)Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of these option or stock awards. The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 14 - SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2020.

Outstanding Equity Awards at Fiscal Year End (1)
The following table sets forth information on outstanding option awards and stock awards held by the named executive officers at December 31, 2020, including the number of shares underlying each stock option, the exercise price and the expiration date of each outstanding option, and the number of shares and market value of stock awards.

	Option Awards						Stock Awards
Name & Principal Position	Number of Securities Underlying Options Exercisable (#)		Number of Securities Underlying Options Unexerciseable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Jay S. Sidhu	679,701	(2)	---		15.23	5/22/2023	---		---
Chairman & CEO	---		241,500	(3)	25.97	11/9/2026	---		---
	---		120,000	(4)	28.24	7/26/2027	---		---
	---		500,000	(5)	26.65	12/20/2027	---		---
	---		---		---	---	34,314	(6)	623,829
	---		---		---	---	23,158	(7)	421,012
	---		---		---	---	4,388	(8)	79,774
	---		---		---	---	19,745	(9)	358,964
	---		---		---	---	40,725	(10)	740,381
	---		---		---	---	13,731	(11)	249,630
	---		---		---	---	30,896	(12)	561,689
	---		---		---	---	38,907	(19)	707,329
	---		---		---	---	24,949	(21)	453,573
	---		---		---	---	37,424	(22)	680,368

Richard A. Ehst	---		36,225	(3)	25.97	11/9/2026	---		---
President, COO &	---		100,000	(5)	26.65	12/20/2027	---		---
CEO of Customers Bank	---		---		---	---	5,719	(6)	103,971
	---		---		---	---	1,639	(8)	29,797
	---		---		---	---	7,373	(9)	134,041
	---		---		---	---	13,142	(10)	238,922
	---		---		---	---	4,431	(11)	80,556
	---		---		---	---	9,970	(12)	181,255
	---		---		---	---	16,740	(19)	304,333
	---		---		---	---	12,313	(21)	223,850
	---		---		---	---	18,470	(22)	335,785

Carla A. Leibold	---		---		---	---	1,153	(13)	20,962
EVP & CFO	---		---		---	---	461	(13)	8,381
	---		---		---	---	1,743	(16)	31,688
	---		---		---	---	6,133	(10)	111,498
	---		---		---	---	3,234	(11)	58,794
	---		---		---	---	7,276	(12)	132,278

	Option Awards				Stock Awards
Name & Principal Position	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexerciseable (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
	---	---	---	---	14,097	(19)	256,283
	---	---	---	---	10,370	(21)	188,527
	---	---	---	---	15,552	(22)	282,735

Sam Sidhu	---	---	---	---	300,000	(20)	5,454,000
Head of Corporate Development & Vice Chairman,	---	---	---	---	4,000	(21)	72,720
COO of Customers Bank	---	---	---	---	6,000	(22)	109,080

James T. Collins	---	---	---	---	260	(13)	4,727
SEVP & CAO	---	---	---	---	2,593	(14)	47,141
	---	---	---	---	2,124	(15)	38,614
	---	---	---	---	1,297	(17)	23,579
	---	---	---	---	7,610	(18)	138,350
	---	---	---	---	4,000	(21)	72,720
	---	---	---	---	6,000	(22)	109,080

(1)	Except as otherwise noted in a footnote, all awards relate to shares of Voting Common Stock. At December 31, 2020, the closing market price of our Voting Common Stock, as listed on The New York Stock Exchange, was $18.18. The following columns are intentionally omitted from this table: Option Awards: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options, Stock Awards: Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested, and Stock Awards: Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested.
(2)	These stock options vested on the fifth anniversary of the date of grant (May 22, 2018).
(3)	These stock options vest on the fifth anniversary of the date of grant (November 9, 2021) and are subject to certain performance criteria.
(4)	The stock options vest subject to a condition that the market price of our Voting Common Stock trade above $40 per share for ten days by December 31, 2023.
(5)	For Mr. Sidhu, the stock options vest subject to a condition that the market price of our Voting Common Stock trade at or above $40 per share for ten days by December 31, 2023. For Mr. Ehst, the stock options vest on the fifth anniversary of the date of grant (December 20, 2022), subject to a condition that the market price of our Voting Common Stock trade above $40 per share for ten days during the vesting period.
(6)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 16, 2021).
(7)	The restricted stock units, issued under BRRP, vest on the fifth anniversary of the date of the grant (February 28, 2022).
(8)	The restricted stock units vest annually in thirds on the anniversary date of the grant (July 2, 2019, 2020 and 2021). At December 31, 2020, one- third of the grant was unvested.
(9)	The restricted stock units vest on the third anniversary of the date of grant (July 2, 2021) and are subject to certain performance criteria.
(10)	The restricted stock units vest annually in thirds on the anniversary date of the grant (March 14, 2020, 2021 and 2022). At December 31, 2020, two-thirds were unvested.
(11)	The restricted stock units vest annually in thirds on the anniversary date of the grant (October 23, 2020, 2021 and 2022). At December 31, 2020, two-thirds of the grant was unvested.
(12)	The restricted stock units vest on the third anniversary of the date of grant (October 23, 2022) and are subject to certain performance criteria.

(13)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (March 1, 2019, 2020 and 2021). At December 31, 2020, one-third of the grant was unvested.
(14)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (March 1, 2023).
(15)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (September 26, 2019, 2020, and 2021). At December 31, 2020, one-third of the grant was unvested.
(16)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (October 23, 2019, 2020, and 2021). At December 31, 2020, one-third of the grant was unvested.
(17)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (March 14, 2024).
(18)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (January 10, 2021, 2022, and 2023). At December 31, 2020, the entire grant was unvested.
(19)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (January 22, 2021, 2022, and 2023). At December 31, 2020, the entire grant was unvested.
(20)	The restricted stock units vest on the fifth anniversary of the date of grant (January 22, 2025) and are subject to certain performance criteria.
(21)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (April 2, 2021, 2022, and 2023). At December 31, 2020, the entire grant was unvested.
(22)	The restricted stock units vest on the third anniversary of the date of grant (April 2, 2023) and are subject to certain performance criteria.
Option Exercises and Stock Vesting
The following table sets forth information on stock option exercises and stock vesting for the named executive officers for the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Received on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)
Jay S. Sidhu	—	—	139,756	2,448,407
Richard A. Ehst	—	—	43,287	645,455
Carla A. Leibold	—	—	9,434	136,491
James T. Collins	—	—	2,711	35,041

Pension Benefits
Customers does not provide a pension plan to its team members.

Non-qualified Deferred Compensation
The following Non-qualified Deferred Compensation table summarizes activity during 2020 and the account balance as of December 31, 2020 for our non-qualified defined contribution plans that provide for the deferral of compensation.

	Executive Contributions in Last FY	Registrant Contribution in Last FY	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FY
Name	($)	($)	($)	($)	($)
Jay S. Sidhu (1)	—	—	900,559	—	6,378,910
(1)Represents the supplemental executive retirement plan ("SERP") for Mr. Jay Sidhu. As a result of the acquisition of USA Bank on July 9, 2010, Mr. Sidhu's SERP became effective, and Mr. Sidhu is entitled to receive the balance of the SERP account payable over 15 years commencing upon the later of his separation from service or his 65th birthday. If Mr. Sidhu dies prior to his payment commencement date, his beneficiary receives a lump sum payment equal to $3,000,000. If Mr. Sidhu dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If Mr. Sidhu's employment is terminated for cause, he forfeits the benefits provided under the SERP. See "Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer" for more details on Mr. Sidhu's SERP. The Company also has Company Owned Life Insurance ("COLI") on Mr. Sidhu. The policy was fully funded in 2014.  The policy has a net surrender value of $4,280,578 and a face value of $6,100,000.

Potential Payments Upon Termination Or Change In Control
The tables below show the value of estimated payments pursuant to the employment agreements, change of control agreements, equity plans and other plans described above upon a termination of employment for Messrs. Jay Sidhu, Sam Sidhu, Ehst, and Collins and Ms. Leibold, including gross-up payments for any excise tax on the parachute payments upon a change in control, for Messrs. Jay Sidhu and Ehst.  All termination events are assumed to occur on December 31, 2020. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the named executive officer. The amounts shown in the tables include estimates of amounts that would be paid to the executive upon the occurrence of the specified event. The actual amounts to be paid to the named executive officers can only be determined at the time of their termination and may be more or less than the amounts contained in the tables and the various agreements and plans. See "Named Executive Officer Agreements" for more details.
Assuming the noted events had occurred on December 31, 2020, payments and benefits estimated due to Messrs. Jay Sidhu Ehst, Sam Sidhu, Collins and Ms. Leibold would be estimated as follows:

Jay S. Sidhu	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$4,268,948	$4,268,948	$—
Other Incentive/Bonus (2)	883,200	883,200	—
Health and Welfare Benefits (3)	67,968	67,968	—
Stock Options (4)	—	—	—
Restricted Shares (4)	4,876,549	4,876,549	4,876,549
Death Benefit (5)	—	—	3,130,000
Excise Tax Gross Up	—	—	—
TOTAL	$10,096,665	$10,096,665	$8,006,549

Richard A. Ehst	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$1,456,711	$2,185,067	$—
Other Incentive/Bonus (2)	380,000	380,000	—
Health and Welfare Benefits (3)	51,746	77,620	—
Stock Options (4)	—	—	—
Restricted Shares (4)	1,632,510	1,632,510	1,632,510
Death Benefit (5)	—	—	1,515,789
Excise Tax Gross Up	—	—	—
TOTAL	$3,520,967	$4,275,197	$3,148,299

Carla A. Leibold	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$1,331,579	$1,997,368	$—
Other Incentive/Bonus (2)	320,000	320,000	—
Health and Welfare Benefits (3)	45,418	68,126	—
Stock Options (4)	—	—	—
Restricted Shares (4)	1,091,146	1,091,146	1,091,146
Death Benefit (5)	—	—	200,000
TOTAL	$2,788,143	$3,476,640	$1,291,146

Sam Sidhu	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$2,025,000	$2,025,000	$—
Other Incentive/Bonus (2)	300,000	300,000	—
Health and Welfare Benefits (3)	88,035	88,035	—
Stock Options (4)	—	—	—
Restricted Shares (4)	5,635,800	5,635,800	5,635,800
Death Benefit (5)	—	—	200,000
TOTAL	$8,048,835	$8,048,835	$5,835,800

James T. Collins	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$—	$956,667	$—
Stock Options (4)	—	—	—
Restricted Shares (4)	—	434,211	434,211
Death Benefit (5)	—	—	700,000
TOTAL	$—	$1,390,878	$1,134,211
(1)Represents continuation of severance payments for the payout period provided under each named executive officer's applicable employment or change of control agreement. Severance payment calculation is based on base salary at the time of termination as well as the average of the executive's annual performance bonus (excluding the Company match of any deferred compensation) for the three fiscal years preceding the fiscal year of termination (2019, 2018, and 2017) as defined in the executive's employment or change of control agreement.
(2)Represents the portion of the Annual Incentive Bonus for the fiscal year of the executive's termination that, would have been payable to the executive had he or she remained employed through the date of payment.
(3)Represents payment of premiums for continued health and other welfare benefit insurance over the payout period provided under each named executive officer's applicable employment agreement.
(4)Stock options and restricted shares also vest at the time Messrs. Jay Sidhu, Ehst, Sam Sidhu, Collins and Ms. Leibold elect to retire upon reaching age 65 or with the consent of the Compensation Committee.
(5)In Mr. Jay Sidhu's case, includes the proceeds of group term life insurance, the premiums for which are paid by us as well as an uninsured death benefit payable under his Supplemental Executive Retirement Plan. In the cases of Ms. Leibold and Mr. Sam Sidhu represents the proceeds of the company provided group term life insurance, the premiums for which are paid by us. In the cases of Mr. Ehst and Mr. Collins represents the proceeds of the company provided group term life insurance, the premiums for which are paid by us, and the proceeds of supplemental life insurance taken through the company's benefit plan where the employee pays 100% of the premium, but gets a group rate. Also, in the case of Mr. Ehst, it includes $1,315,789 under the Customers Bank Death Benefit Plan.
The excise tax gross-up provisions are included only in the contracts of the CEO and COO.  The protection provided to these executive officers most responsible for creating shareholder value was a commitment made by the Company in its early stages of development when such measure helped recruit and subsequently retain the quality of management and leadership necessary to develop a $250 million asset bank to an $18.4 billion asset bank.  The excise tax gross up calculation is very complex with many different components.  To calculate the tax gross up management considered all sources of payments that may result from a change in control, including accelerated vesting of deferred compensation and that the excise tax gross up is also a payment made in connection with a change in control.  The deferred compensation calculation considered whether the deferred compensation was time based or performance based, the remaining vesting period if the deferred compensation payment was only time based, whether the deferred compensation performance criteria had been met, and the remaining time period to vest if the performance criteria was met, and the federal tax related interest rate. Given Mr. Jay Sidhu's and Mr. Ehst's level of compensation for 2020, the Company estimated that an excise payment would not be owed to Mr. Jay Sidhu and Mr. Ehst, assuming a hypothetical change of control event occurred on December 31, 2020. The Compensation Committee has directed that the excise tax gross up not be included in any future employment contracts, that the provision be retained in the current contracts pursuant to the Company's previous commitments, and that the excise tax gross up "sunset" with the departure or retirement of the current CEO and COO.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information:
For fiscal 2020, our last completed fiscal year:
•The median of the annual total compensation of all employees of our Company (other than Mr. Sidhu), was $83,795.
•The annual total compensation of Mr. Sidhu, our Chairman & CEO, as reported, was $2,332,252 for 2020.
Based on this information, the ratio for 2020 of the annual total compensation of our Chairman & CEO to the median of the annual total compensation of all employees is 27.8 x to 1.
We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:
1.The rules require a company to identify its median employee once every three years unless there has been a change in the company's employee population or compensation arrangements that would reasonably result in a significant change in the pay ratio disclosure. Given an increase in our employee population, we identified a median employee for fiscal year 2019. We did not identify a new median employee for 2020 as there has not been a material change in the Company's employee population that would result in a significant change in the pay ratio disclosure.
2.As of December 31, 2020, our employee population consisted of approximately 830 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.
3.To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2019. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2019, but did not work for us the entire year. No full-time equivalent adjustments were made for part time employees or former employees who terminated their employment during the year.
4.After identifying the median employee in 2019, we added together all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $83,795.
5.With respect to the annual total compensation of our CEO, we used the amount reported in the Total column of our 2020 Summary Compensation Table.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE (1) (2)
We have compensated our non-employee Directors for their services and expect to continue this practice.  Information relating to the compensation of our non-employee Directors during 2020 is set forth in the table below.

Name	Fees Earned or Paid in Cash (3)	Stock Awards (4)	Total
Andrea Allon	$39,999	$51,929	$91,928
Robert Buford	19,994	23,243	43,237
Rick Burkey	39,990	60,284	100,274
Bhanu Choudhrie (5)	40,000	43,575	83,575
Daniel K. Rothermel	39,990	76,993	116,983
T. Lawrence Way	39,990	60,284	100,274
Steven Zuckerman	39,990	60,284	100,274

(1)	The following columns are intentionally omitted from this table: Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation.
(2)	Jay S. Sidhu is not included in this table as he is an employee of the Company and the Bank and receives no compensation for his service as a director.
(3)	Includes cash and the grant date fair value of shares elected to be received in lieu of cash payments.
(4)	Represents the grant date fair value of stock awards other than those received in lieu of cash payments, calculated in accordance with FASB ASC Topic 718.
(5)	Bhanu Choudhrie, who served as a Class I Director, resigned from the Board of Directors of the Company and Customers Bank effective March 30, 2021 to pursue other interests and will not stand for re-election at the Annual Meeting.
Compensation for non-employee Directors included a cash fee of $40,000 per year, payable in installments at the end of each quarter, and 3,000 shares of our Voting Common Stock issued under the 2004 Plan. Each non-employee director made an annual election, prior to the beginning of 2018 and annually thereafter, to have none, 50%, or 100% of the cash fee paid in the form of Voting Common Stock.
Furthermore, Directors serving in certain positions received an additional award of stock as follows:
•1,100 shares for the Chair of each of the Audit Committee, Compensation Committee and Compliance Committee
•2,200 shares for the Chairman of the Nominating and Corporate Governance Committee, who was also the Lead Independent Director; and
•550 shares for the Audit Committee Financial Expert.
Customers does not provide any additional director benefits, a director retirement plan, or fee deferral programs.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain officers, and persons who own more than ten percent of any class of the Company's registered securities, to file, in their personal capacities, reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, filed during or with respect to 2020, and written representations from the applicable reporting persons, we believe that all of our officers and Directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2020, except that: (a) On January 24, 2020, Mr. Hedde filed one late Form 4 reporting one late transaction; (b) On January 24, 2020, Mr. Issa filed one late Form 4 reporting one late transaction; (c) On January 24, 2020, Mr. Collins filed one late Form 4 reporting one late transaction; (d) On January 24, 2020, Mr. Skumin filed one late Form 4 reporting one late transaction; (e) On March 18, 2020, Mr. Jay Sidhu filed one late Form 4 reporting one late transaction; (f) On March 18, 2020, Mr. Ehst filed one late Form 4 reporting one late transaction; (g) On March 18, 2020, Ms. Leibold filed one late Form 4 reporting one late transaction; (h) On April 14, 2020, Mr. Jastrem filed one late Form 3 reporting one late transaction; (i) On April 22, 2020, Mr. Jastrem filed one late Form 4 reporting one late transaction; and (j) On September 16, 2020, Mr. Buford filed one late Form 3 reporting one late transaction.

TRANSACTIONS WITH RELATED PARTIES
Loans to Executives and Directors
Customers Bank makes loans to executive officers and Directors of the Company and the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with non-affiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Federal regulations prohibit Customers Bank from making loans to executive officers and Directors at terms more favorable than could be obtained by persons not affiliated with Customers Bank. Our policy towards loans to executive officers and Directors currently complies with this limitation.
There were no extensions of credit under Regulation O during 2020 requiring approval of the Board of Directors.
Code of Ethics and Business Conduct
We have a Code of Ethics and Business Conduct applicable to our Directors, officers and Team Members, including our Chief Executive Officer, Chief Financial Officer and other executives pursuant to which all Directors, officers and Team Members must promptly disclose to us, any material transactions, activities or relationships that reasonably could be expected to give rise to an actual or apparent conflict of interest with the Company, including Customers Bank. In approving or rejecting the proposed arrangement, the Board of Directors must consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. The Board of Directors may only approve those activities or relationships that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board of Directors determines in the good faith exercise of its discretion.  The Code of Conduct prohibits transactions involving Directors and executive officers with the Company, including Customers Bank, other than routine banking services.
Affiliate and Related Party Transaction Policy
The Company's Board of Directors has also adopted the Affiliate and Related Party Transaction Policy (the "Transaction Policy"). The Transaction Policy is a written policy and set of procedures for the review and approval or ratification of transactions involving Affiliates and Related Parties (as such terms are defined in the Transaction Policy).
Related Parties are defined in the Transaction Policy as owners of more than 5% of any class of voting securities of the Company, Directors or executive officers of the Company, or nominees to become Directors, since the beginning of the last fiscal year, and "related persons" and others as provided in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, immediate family members if involved in Company transactions and organizations, including charitable, where the foregoing have a material relationship or interest to such organization. Affiliates are defined in the Transaction Policy as "affiliates" as provided in Sections 23A and 23B of the Federal Reserve Act and Regulation W issued by the Board of Governors of the Federal Reserve System, and can include anyone that controls, that is under common control with, or that is controlled by the Company, investment funds where an affiliate is a fund investment advisor, and "executive officers", "Directors", "principal shareholders", "related interests" of a person, "insider", "immediate family" and "Subsidiary" as defined in Regulation O issued by the Board of Governors of the Federal Reserve System.
The Transaction Policy is administered through the Company's Audit Committee, with appropriate involvement and input from the Company's Audit and Legal Departments. The Audit Committee (i) has the responsibility to interpret and enforce the Transaction Policy, (ii) may amend the Transaction Policy from time to time and (iii) may delegate administrative responsibilities within the Company or to third parties as the Audit Committee deems appropriate to accomplish the objectives of the Transaction Policy. All transactions covered by the Transaction Policy are prohibited unless approved or ratified by the Audit Committee and, when determined necessary by the Audit Committee pursuant to the Related Transaction Policy, the Company's Board of Directors.
Transactions involving Affiliates that are subject to the Transaction Policy include extensions of credit, purchase or sale of loans, referrals or brokerage of loans, indebtedness to another "member bank" or correspondent bank, purchases of or investments in securities, purchase or sale of services, goods and other assets, issuance of guarantees, acceptances or letters of credit and third party transactions where an Affiliate benefits from transaction proceeds.
Transactions involving Related Parties that are subject to the Transaction Policy include transactions where there is a direct or indirect interest by the Related Party and the amount involved is over $120,000.
Transactions covered by the Transaction Policy are required to be referred to the Audit Committee. The Legal Department is responsible for coordinating the performance of appropriate legal research and obtaining opinions regarding the disposition of the transaction, and communicating such information to the Audit Committee with recommendations, including if any regulatory application needs to be prepared to report or obtain authorization of the transaction. The Audit Committee will approve, ratify, recommend change to or deny the transaction, or schedule the referral for follow up reporting or presentations. Material transactions and transactions covered by Regulation O are required to be referred by the Audit Committee to the Company's Board of Directors for disposition.
Luvleen Sidhu, daughter of the Company's Chairman and CEO, Jay Sidhu, and sister of the Bank's Vice Chairman and Chief Operating Officer and Customers Bancorp's Head of Corporate Development, Sam Sidhu, served as President and Chief Executive Officer of BankMobile Technologies, Inc. ("BankMobile"), a subsidiary of Customers Bank, during 2020. Customers completed its divestiture of BankMobile in January 2021. Ms. Sidhu was promoted to CEO of BankMobile in early January 2020.  Prior to the divestiture of BankMobile, Ms. Sidhu reported to Customers Bank's President and Chief Executive Officer Richard Ehst. Her base salary for 2020 was $275,000 and during fiscal year 2020, Ms. Sidhu was awarded 10,000 Restricted Stock Units with a grant date fair value of $100,300, 40% of which was scheduled to vest in thirds over three years and the remaining was subject to performance conditions and a three-year cliff vesting schedule. As discussed in more detail below, Ms. Sidhu's equity was vested by the Company in connection with the divestiture of BankMobile. Ms. Sidhu did not receive any other compensation during 2020 except for the matching 401(k) contributions paid under the Company's 401(k) Retirement Savings and Profit Sharing Plan, which is available to Team Members generally. All elements of compensation for Luvleen Sidhu was ratified by the Audit Committee.
Megalith Financial Acquisition Corp. (“Megalith”), MFAC Merger Sub Inc. (“Merger Sub”), Customers Bancorp, Inc., Customers Bank (hereinafter collectively referred to as "Customers") and BankMobile had entered into an Agreement and Plan of Merger which provided for the merger of BankMobile with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Megalith (hereinafter, the "Merger Transaction"). On January 4, 2021, the parties to the Merger consummated the Merger Transaction. In connection with the closing of the Merger Transaction, Megalith changed its name to BM Technologies, Inc. (“BMT” or "Surviving Company"). Upon Closing, Customers received cash consideration of $23.1 million and holders of Customers common stock who held their Customers shares as of the close of business on December 18, 2020 became entitled to receive an aggregate of 4,876,387 shares of BMT's common stock. Certain employees of BankMobile also became entitled to receive 1,348,748 shares of BMT's common stock in the form of severance payments. Mr. Jay Sidhu, who currently serves as Chief Executive Officer and Chairman of the Board of Customers Bancorp and Executive Chairman of Customers Bank, also served as a director of Megalith, was one of the managing members of Megalith’s sponsor and a Megalith stockholder, and also served as Executive Chairman of Megalith through August 7, 2020. Mr. Bhanu Choudhrie, who served as a member of the Board of directors of Customers Bancorp and Customers Bank in 2020, also served as a director of Megalith, was one of the managing members of Megalith’s sponsor and a Megalith stockholder. Mr. Sam Sidhu, the son of Jay Sidhu, currently serves as Customers Bank’s Vice Chairman and Chief Operating Officer and as Customers Bancorp’s Head of Corporate Development, previously served as the Chief Executive Officer of Megalith, and served as a director of Megalith and an Megalith stockholder. As Customers Bancorp's shareholders as of December 18, 2020 (the record date for the distribution), the above-mentioned individuals were entitled to receive the special distribution of BMT shares at the same per-share distribution rate as all other Customers Bancorp shareholders as of December 18, 2020. In light of the relationship between MFAC’s sponsor and certain officers and directors of Customers Bancorp, Inc., Customers formed a special committee consisting of independent directors with full access to its own independent counsel and financial advisors. The special committee reviewed the transaction and made unanimous recommendations to the Board for approval. As Customers Bancorp shareholders, Mr. Jay Sidhu received an estimated 214,490 shares in BMT with a value of $3,189,466 upon the consummation of the Merger Transaction. Mr. Sam Sidhu received an estimated 6,221 shares in BMT with a value of $92,506 upon consummation of the Merger Transaction. Mr. Choudhrie received an estimated 101,543 shares in BMT with a value of $1,509,944 upon the consummation of the Merger Transaction.
In connection with the divestiture BankMobile, it was agreed by Customers and Megalith that a management retention incentive plan for certain key executives of BankMobile who would continue with BMT was required to ensure the long-term success of the Surviving Company. After consultation with its legal and compensation advisors, the Company awarded and assigned to certain key executives of BankMobile shares of restricted stock only in BMT as an in-kind severance payment (“Severance Payment”). The Severance Payment was assigned by the Company to certain BankMobile executives in consideration of services previously rendered to Company and BankMobile. Luvleen Sidhu, who was serving as the Chief Executive Officer of BankMobile at the time the divestiture was completed was identified by the Company as a Severance Payment recipient along with other key executives of BankMobile. As noted above, Luvleen Sidhu is the daughter of the Company's Chairman and CEO, Jay Sidhu, and sister of the Company's Bank's Vice Chairman and Chief Operating Officer and Customers Bancorp's Head of Corporate Development, Sam Sidhu. The Company's Audit Committee is charged with reporting approved related party transactions to the Board of Directors. The Company's Audit Committee and Compensation Committee approved a Severance Payment for Luvleen Sidhu consisting of 809,248 shares of restricted stock in BMT with a value of $8.4 million upon the consummation of the Merger Transaction. 100% of the Severance Payment vests on the earlier of the second anniversary of the grant date provided Ms. Sidhu is employed by the Surviving Company as of the such anniversary date or Ms. Sidhu's termination without cause or termination upon her death or disability. The Company’s Board also approved the vesting of Ms. Sidhu’s Customers Equity.
BankMobile leased 1,684 square feet of office space at 535 Fifth Avenue, borough of Manhattan in New York City pursuant to an Office Space Conditions of Use Agreement dated September 26, 2018 (the “Use Agreement”). The Use Agreement was with Megalith Capital Management LLC (“Megalith Capital”), a Delaware limited liability company for which Sam Sidhu is the founder and former CEO. Pursuant to the terms of the Use Agreement, the Bank paid Megalith Capital an aggregate of $68,800 (monthly license fee of $8,000/month plus utilities and maintenance costs) in 2020. The Use Agreement expired on August 30, 2020 and was not renewed. Due to the personal interest of Sam Sidhu, the Audit Committee commissioned an independent office lease evaluation in 2018 comparing and contrasting the square footage and license fee terms to other office space then currently available in New York City’s Midtown. The Audit Committee reached the conclusion that the proposed terms and conditions of the Use Agreement represent fair market terms and conditions for New York City's Midtown.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in the 2022 Proxy Statement
The Company's shareholders are entitled to submit proposals to be included in our proxy materials for the Annual Meeting of Shareholders in 2022, provided that these matters are appropriate for shareholder action and that the shareholder complies with all of the applicable rules and requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 701 Reading Avenue, West Reading, Pennsylvania 19611 no later than December 14, 2021.

Director Nominations and Other Shareholder Proposals for Presentation at the 2022 Annual Meeting
Our Amended and Restated Bylaws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in our proxy materials, including any such proposal for the nomination for election of a director. Any such shareholder proposal must be a matter appropriate for shareholder action that complies with the procedural requirements of the Company's Amended and Restated Bylaws and for which written notice is received by our Corporate Secretary at 701 Reading Avenue, West Reading, Pennsylvania 19611 not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting (unless the date of the next annual meeting has been changed by more than 30 days from the first anniversary date, in which case the Amended and Restated Bylaws provide alternative dates for timeliness). Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2022 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated Bylaws) no earlier than January 27, 2022 and no later than February 26, 2022. Any proposal received outside of these dates will be considered untimely. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) the Company includes in its Proxy Statement advice on the nature of the proposals and how it intends to exercise its voting discretion, and (ii) the proponent does not comply with the applicable provisions of the SEC's rules.

OTHER BUSINESS
The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their judgment on those matters.

INFORMATION REGARDING THE ANNUAL MEETING
At the meeting, you will be asked to consider and vote to elect two Class I Directors of Customers Bancorp, Inc. to serve a three-year term, to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Customers Bancorp, Inc. for the fiscal year ending December 31, 2021, and to approve a non-binding advisory vote on named executive officer compensation.
This year, due to the continuing impact of the coronavirus (COVID-19), our 2021 Annual Meeting will be held as a virtual Annual Meeting, which will allow our shareholders to attend the Annual Meeting through a live webcast. Attending the meeting on a virtual basis has the same effect as if you were physically present at the Annual Meeting – you will be able to vote, ask questions and take any other action permitted under our governing documents, applicable law and the rules of the meeting.
The Annual Meeting will be held Wednesday, May 26, 2021 beginning at 9:00 a.m., EDT.
Shareholders attending the Annual Meeting through the live webcast should log into the meeting by visiting visit www.meetingcenter.io/251286747. The password for the meeting is CUBI2021.
You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on April 1, 2021, the Record Date for the Annual Meeting, or if you hold a valid proxy for the Annual Meeting.
The Annual Meeting webcast will begin promptly at 9:00 a.m. Online access with begin at 8:45 a.m. We encourage you to complete the log in process and access the webcast prior to the start time.
Attendance by Record Holders of Customers Shares
If you are shareholder of record (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. To attend and participate in the Annual Meeting, you can attend the meeting by accessing www.meetingcenter.io/251286747 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password, CUBI2021.
Attendance by “Street Name” Holders of Customers Shares
If you are a beneficial owner (or “street name” holder) holding your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the virtual Annual Meeting. You will need to obtain a valid proxy (also known as a “legal proxy”) from your broker, bank or other nominee. Once you have received a valid proxy from your broker, bank or other nominee, you should submit the valid proxy reflecting your Company shareholdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Friday, May 21, 2021.
If you complete the registration process properly, you will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/251286747 and enter your control number and the meeting password, CUBI2021.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, bank or other nominee or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
Customers Bancorp, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Voting and Submitting Questions During the Annual Meeting
During the virtual Annual Meeting webcast, you will be able to submit questions to the Board by clicking on the "messages" icon at the top of the meeting center website. Shareholders entitled to vote at the Annual Meeting also will be able to vote their shares electronically on the virtual meeting website if they have not yet voted their shares or wish to change a vote submitted previously either by returning the proxy card or online or by telephone. NOTE THAT IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY OR HAVE ALREADY VOTED ONLINE OR BY PHONE AND DO NOT WANT TO CHANGE YOUR VOTE, YOU DO NOT NEED TO VOTE ELECTRONICALLY DURING THE VIRTUAL ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2021

This Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at http://www.envisionreports.com/CUBI.  This website also enables shareholders to vote their proxy. These documents are also available on the Company's website at www.customersbank.com, by selecting "Investor Relations," and then "SEC Filings."
Again this year, we are using the "Notice and Access" method of providing proxy materials to you via the internet instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our Proxy Statement and 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, which has been mailed to our shareholders, provides instructions regarding how you may access and review all of the proxy materials on the internet. The Notice and Access card also instructs you on how to submit your proxy vote via the internet or telephone. Before voting, ensure that you have located your control number, which can only be found in the shaded bar in the top right corner of your Notice and Access card.  This ID is unique to you and must be provided at the time of voting.
If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card or as set forth below. There is no charge to you for requesting copies.  Please make your request for copies as instructed below on or before May 13, 2021 to facilitate timely delivery.
Here's how to order a copy of the proxy materials and select a future delivery preference:
•Paper copies: Current and future paper delivery requests can be submitted via the telephone, internet or email options below.
•Email copies: Current and future email delivery requests must be submitted via the internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use your control number in the shaded bar of the Notice and Access card when requesting a set of paper copies of the proxy materials.

Internet – Go to www.envisionreports.com/CUBI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with "Proxy Materials Customers Bancorp, Inc." in the subject line. Include in the message your full name and address, plus the control number located in the shaded bar on the Notice and Access card, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

Proxies submitted by the internet or telephone must be received by 1:00 a.m., Eastern Time, on May 26, 2021.
If your shares are held by a brokerage house or other custodian, nominee or fiduciary in "street name," you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials by following the instructions on the intermediary Notice and Access card. If you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the internet or by telephone.
If your shares are held in "street name" and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, custodian, nominee or fiduciary to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?
The Company has sent you a Notice and Access card regarding the availability of proxy materials for the shareholder meeting because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions included in the Notice and Access card and vote using the internet or telephone, or you may request paper copies of the Proxy Statement, Annual Report, and proxy card and complete, sign, and return the proxy card or follow the instructions on the proxy card to vote using the internet or telephone. You may also vote during the meeting.
The Company has separately mailed the Notice and Access card and a proxy card to all shareholders of record of our Voting Common Stock entitled to vote at the meeting and is making the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 available to you electronically.
When is the Annual Meeting?

The Annual Meeting will be held on Wednesday, May 26, 2021 at 9:00 a.m., Eastern Time.

Where is the Annual Meeting?

This year’s Annual Meeting will be held as a “virtual” meeting. Shareholders will be able to participate in the virtual Annual Meeting by visiting www.meetingcenter.io/251286747 and entering your control number and the meeting password, CUBI2021.

Why is the Annual Meeting being held as a virtual meeting?

The Board decided to hold this year's Annual Meeting as a virtual meeting in order to address continuing concerns regarding COVID-19. We are sensitive to the public health concerns resulting from COVID-19 and have taken into account protocols imposed or recommended by federal, state and local governments. We are also mindful of the desire of our shareholders to be able to participate in our Annual Meeting and to have us continue to hold our meeting at the time we had originally scheduled. We believe that by holding the Annual Meeting as a virtual meeting, we are able to protect the health and safety of our shareholders, employees and others who would be involved if we followed our regular practice of holding an in-person meeting, while providing a convenient way for our shareholders to meaningfully participate in the Annual Meeting.

Who is entitled to vote at the meeting?
To be able to vote, you must have been a beneficial owner or a shareholder of record of the Company's Voting Common Stock on April 1, 2021, the Record Date set by the Board of Directors for shareholders to be entitled to notice of, and to vote at, the meeting.
Shareholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares of Voting Common Stock were registered directly in your name, then you are a shareholder of record. As a shareholder of record you may vote in person at the meeting or by proxy. Whether or not you plan to attend the virtual meeting, we urge you to vote using the Internet or telephone, or if you request a paper copy of the proxy materials, complete and return the accompanying proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent. If, at the close of business on the Record Date, your shares were not held directly in your name, but rather were held in an account at a brokerage firm, bank, or by another agent, you are the beneficial owner of shares held in "street name" and the notice of proxy materials is being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the meeting.
As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares of Voting Common Stock in your account. If you would like to participate in the meeting and vote your shares during the meeting, you must complete the registration process described in “INFORMATION REGARDING THE ANNUAL MEETING – Attendance by “Street Name” Holders of Customers Shares.”

What am I being asked to vote on?
There are three matters scheduled for a vote at the meeting:
1.To elect two Class I Directors of the Company to serve a three-year term;
2.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and
3.To approve a non-binding advisory resolution on named executive officer compensation.
The Company's Board of Directors recommends a vote "FOR" each of the nominees identified in this Proxy Statement, and "FOR" Proposals 2 and 3.
How many votes do I have?
Each holder of the Company's Voting Common Stock is entitled to one vote per share held as of the Record Date.
What is a quorum?
The presence, in person or by proxy, of holders of a majority of shares of the Company's Voting Common Stock will constitute a quorum for purposes of conducting business at the Annual Meeting. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Shares of the Company’s Voting Common Stock represented by a properly executed and delivered proxy which casts a vote on any matter, other than a procedural matter, will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked or designated as casting a vote or abstaining on a particular matter. Shares of the Company’s Voting Common Stock represented by broker non-votes will be counted as present for purposes of determining a quorum if such shares have been voted on any matter other than a procedural matter. “Broker non-votes” are shares held in record name by brokers or other nominees on behalf of beneficial owners as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the brokers or other nominees do not have discretionary voting power to vote such shares on a particular proposal.
If there is no quorum, a majority of all votes cast at the meeting may adjourn the meeting to another date.
What vote is required?
For Proposal 1, if a quorum is present, a majority of the votes cast in person or by proxy for each Director position is required to elect the applicable nominee. "Majority of votes vast" means that the number of shares voted "FOR" a Director position exceeds 50% of the total number of votes cast with respect to that position, with votes "cast" including all votes "FOR" and "AGAINST". Cumulative voting is not permitted. "Withheld" votes and broker non-votes will not count as votes cast.
For Proposals 2 and 3, if a quorum is present, the affirmative vote of a majority of the shares of Voting Common Stock cast, in person or by proxy at the Annual Meeting, is required to approve such proposals. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against approval of those proposals.
For beneficial owners, the rules that guide how most brokers vote your stock have changed over the last several years. The rules provide that brokerage firms or other nominees may not vote your shares with respect to matters that are not "routine" under the rules. The rules now provide that the election of Directors is not a "routine" matter. The ratification of the appointment of our independent registered public accounting firm for 2021 is the only current proposal that is considered a "routine" matter under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your uninstructed shares only with respect to that matter if you have not furnished voting instructions within a specified period of time prior to the meeting.
How do I vote?
For Proposals 1, the election of Directors, you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting for one or more of the nominees. For Proposals, 2 and 3, you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting.  The procedures for voting are as follows:
Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the meeting. Alternatively, you may vote by proxy by following the instructions on the Notice and Access card sent to you using the Internet or telephone, or if you request paper copies of the Proxy Statement, Annual Report and proxy card, you may vote using the accompanying proxy card or by Internet or telephone. Whether or not you plan to attend the virtual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote during the meeting by following the instructions on the website.

To vote during the meeting, you should follow the instructions for voting provided on the virtual meeting website.

If you received a Notice and Access card, to vote by Internet or telephone, follow the instructions of the Notice and Access card.  If you order paper copies of the Proxy Statement, Annual Report and proxy card, to vote by mail, simply complete, sign, and date the proxy card separately mailed to you and return it promptly in the envelope provided. To vote by Internet or telephone, follow the instructions on the proxy card for Internet or telephone voting.
If you return your signed proxy card to us before the meeting, or you vote by internet or telephone, we will vote your shares as you direct unless you revoke your proxy.
Proxies submitted by the internet or telephone must be received by 1:00 a.m., Eastern Time, on May 26, 2021.
Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent. If your shares of the Company's Voting Common Stock are held in "street name," that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a Notice and Access card you should receive a voting instruction form from that institution by mail. Complete and return the instruction card to ensure that your vote is counted.
If you would like to participate in the meeting and vote your shares during the meeting, you must complete the registration process described in “INFORMATION REGARDING THE ANNUAL MEETING – Attendance by “Street Name” Holders of Customers Shares.” We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the meeting.
What if I return a proxy card but do not make specific choices?
If you return a signed proxy card without marking any voting selections, your shares will be voted “FOR” Proposals 2 and 3, and “FOR” the nominees recommended by the Board of Directors. If any other matter is properly presented at the meeting, then one of the proxies named on the proxy card will vote your shares using his or her best judgment.
What if I receive more than one proxy card or voting instruction form?
If you receive more than one proxy card, Notice and Access card, or voting instruction card because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card, or vote your shares online for each Notice and Access card received and return each voting instruction card to ensure that all of your shares will be voted. Only shares relating to proxy cards and voting instruction forms that have been signed, dated, and timely returned or shares that have been voted online relating to Notice and Access cards, will be counted in the quorum and voted.
Who will count the votes and how will my votes be counted?
Votes will be counted by the judge of election appointed by the Board of Directors for the Annual Meeting. The judge of election will count, "FOR," "AGAINST" or "ABSTAIN" votes, as applicable, for Proposals 1, 2 and 3.
Can I change my vote after I have sent you my proxy?
Yes. You can revoke your proxy at any time before the applicable vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date;
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at our principal executive offices: 701 Reading Avenue, West Reading, Pennsylvania 19611; or
•You may attend the meeting and vote electronically (however, simply attending the meeting will not, by itself, revoke your proxy).
If your shares are held by a broker, bank, or other agent, you should follow the instructions provided by them.
How may I communicate with the Board of Directors?
Please address any communications to the Company's Board of Directors, or any individual director, in writing to the Company's Corporate Secretary at 701 Reading Avenue, West Reading, Pennsylvania 19611. The Corporate Secretary will relay all shareholder communications to the Board of Directors or any individual director to whom communications are directed.  This is also the process by which any interested party may communicate with the Lead Independent Director and our non-employee Directors as a group.

Who will bear the cost of soliciting proxies?
The Company will bear the entire cost of the solicitation of proxies for the meeting, including the preparation, assembly, printing, and distribution of this Proxy Statement, the Notice and Access mailing, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The Company has engaged Georgeson, Inc. ("Georgeson"), a professional proxy solicitation firm, to assist in the solicitation of proxies for the 2021 Annual Meeting. Georgeson will be paid a fee of approximately seven thousand dollars ($7,000). The solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by the Company's Directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.
How can I find out the results of the voting at the meeting?
The Company will provide the voting results in a Form 8-K to be filed with the SEC no later than the fourth business day after the Annual Meeting.
What is the recommendation of the Board of Directors?
The Company's Board of Directors recommends a vote:
FOR each of the nominees for election as Class I Directors of the Company to serve a three-year term named in Proposal 1;
FOR Proposal 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and
FOR Proposal 3 to approve a non-binding advisory resolution on executive officer compensation.
With respect to any other matter that properly comes before the meeting, the proxies will vote in accordance with their best judgment. The judge of election for the meeting will be a representative of our transfer agent, Computershare, Inc., or, in his or her absence, one or more other individuals to be appointed in accordance with the Company's by-laws.
If you vote pursuant to the Notice and Access cards, or using the proxy card, and you do not specify how you want to vote, the persons named as proxies will vote in accordance with the recommendations of the Company's Board of Directors with respect to each proposal, and in their discretion with respect to any other matter properly brought before the Annual Meeting.
Whom should I call if I have questions about the meeting?
Prior to the date of the meeting, you should contact Michael A. De Tommaso, our Corporate Secretary, at (484) 334-4233 for questions about the meeting. If you have any trouble accessing the webcast or experience any technical difficulties during the Annual Meeting, including any issues regarding voting or submitting questions, please visit https://support.vevent.com/.

ANNUAL REPORT
A Notice and Access card was mailed on or about April 13, 2021 to our shareholders of record as of the close of business on April 1, 2021 informing those shareholders that a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, containing, among other things, financial statements examined by our independent registered public accounting firm, as well as this Proxy Statement, was available electronically for their inspection and use at www.envisionreports.com/CUBI.
Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from the Company's Corporate Secretary at 701 Reading Avenue, West Reading, PA 19611. The Annual Report on Form 10-K can also be obtained by going to the Company's website at www.customersbank.com, and selecting "Investor Relations" and then "SEC Filings."
SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD THAT WAS SEPARATELY MAILED TO ALL SHAREHOLDERS OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING THAT WERE PROVIDED AS PART OF THE NOTICE AND ACCESS CARD.

By Order of the Board of Directors

Michael De Tommaso, Corporate Secretary

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. Presentation of these non-GAAP financial measures is consistent with how Customers evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp	Twelve Months Ended December 31, 2020		Twelve Months Ended December 31, 2019

(dollars in thousands except per share data)	USD	Per share	USD	Per share
GAAP net income to common shareholders	$118,537	$3.74	$64,868	$2.05
Reconciling items (after tax):
Severance expense	171	0.01	373	0.01
Loss upon acquisition of interest-only GNMA securities	—	—	5,682	0.18
Merger and acquisition related expenses	1,606	0.05	76	—
Legal reserves	1,088	0.03	1,520	0.05
(Gains) losses on investment securities	(17,412)	(0.55)	(1,912)	(0.06)
Derivative credit valuation adjustment	5,811	0.18	811	0.03
Risk participation agreement mark-to-market adjustment	(1,080)	(0.03)	—	—
Losses on sale of non-QM residential mortgage loans	—	—	595	0.02
Unrealized losses on loans held for sale	1,913	0.06	—	—
Core earnings	$110,634	$3.49	$72,013	$2.28

Net Interest Margin, Tax Equivalent - Customers Bancorp
	Twelve Months Ended December 31,
(dollars in thousands except per share data)	2020	2019	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
GAAP net interest income	$403,688	$277,310	$122,946	$107,439	$91,982	$81,321	$77,593
Tax-equivalent adjustment	874	735	219	225	225	205	187
Net interest income tax equivalent	$404,562	$278,045	$123,165	$107,664	$92,207	$81,526	$77,780

Average total interest earning assets	$14,933,317	$10,123,708	$17,601,999	$17,121,145	$13,980,021	$10,976,731	$10,676,730

Net interest margin, tax equivalent	2.71%	2.75%	2.78%	2.50%	2.65%	2.99%	2.89%

A-1

Net Interest Margin, Tax Equivalent, Excluding PPP - Customers Bancorp
	Twelve Months Ended December 31,
(dollars in thousands except per share data)	2020	2019	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
GAAP net interest income	$403,688	$277,310	$122,946	$107,439	$91,982	$81,321	$77,593
PPP net interest income	(54,583)	—	(25,257)	(20,018)	(9,308)	—	—
Tax-equivalent adjustment	874	735	219	225	225	205	187
Net interest income tax equivalent, excluding PPP	$349,979	$278,045	$97,908	$87,646	$82,899	$81,526	$77,780

GAAP average total interest earning assets	$14,933,317	$10,123,708	$17,601,999	$17,121,145	$13,980,021	$10,976,731	$10,676,730
Average PPP loans	(3,121,157)	—	(4,782,606)	(4,909,197)	(2,754,920)	—	—
Adjusted average total interest earning assets	$11,812,160	$10,123,708	$12,819,393	$12,211,948	$11,225,101	$10,976,731	$10,676,730

Net interest margin, tax equivalent, excluding PPP	2.96%	2.75%	3.04%	2.86%	2.97%	2.99%	2.89%

Total Loans and Leases, excluding PPP
(dollars in thousands)	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
GAAP total loans and leases receivable	$15,832,251	$16,605,279	$15,290,202	$10,321,431	$10,051,074
Loans receivable, PPP	(4,561,365)	(4,964,105)	(4,760,427)	—	—
Total loans and leases, excluding PPP	$11,270,886	$11,641,174	$10,529,775	$10,321,431	$10,051,074

Total Deferments to Total Loans and Leases, excluding PPP	December 31,
(dollars in thousands)	2020
GAAP total loans and leases receivable	$15,832,251
Loans receivable, PPP	(4,561,365)
Total loans and leases, excluding PPP	$11,270,886

GAAP total deferments	$218,500

Total deferments to total loans and leases, excluding PPP	1.9%

Total Assets, excluding PPP
(dollars in thousands)	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
GAAP total assets	$18,439,248	$18,778,727	$17,903,118	$12,018,799	$11,520,717
Loans receivable, PPP	(4,561,365)	(4,964,105)	(4,760,427)	—	—
Total assets, excluding PPP	$13,877,883	$13,814,622	$13,142,691	$12,018,799	$11,520,717

A-2

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/CUBI or scan the QR code — login details are located in the shaded bar below
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CUBI

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Shareholder Meeting Proxy Card
 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2 and 3.

1. Election of two Class I Directors:	For	Against	Abstain		For	Against	Abstain

01 - Jay S. Sidhu	☐	☐	☐	02 - Robert J. Buford	☐	☐	☐

2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021	☐	☐	☐	3. To approve a non-binding advisory resolution on named executive officer compensation	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

The 2021 Annual Meeting of Shareholders of Customers Bancorp, Inc. will be held on
Wednesday May 26, 2021 at 9:00 a.m. Eastern Time virtually via the internet at www.meetingcenter.io/251286747.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — CUBI2021.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Customers Bancorp, Inc.

2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 26, 2021

Michael De Tommaso and Jay Sidhu, and each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Customers Bancorp, Inc. to be held on May 26, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are indicated, the shares represented by this proxy will be voted FOR each of the nominees recommended by the Board of Directors and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.